                                                                    Exhibit 99.2






                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                               ALLTEL CORPORATION

                                       AND

                        FIDELITY NATIONAL FINANCIAL, INC.

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                           --------------------------

                          DATED AS OF JANUARY 28, 2003

                           --------------------------

                                TABLE OF CONTENTS


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
ARTICLE I. PURCHASE AND SALE
         1.1      Purchase and Sale of the Shares........................................................1
         1.2      Consideration..........................................................................2
         1.3      Closing................................................................................2
         1.4      Deliveries by Seller...................................................................3
         1.5      Deliveries by Buyer....................................................................3
         1.6      Adjustment of Initial Cash Purchase Price After the Closing............................3

ARTICLE II. RELATED MATTERS
         2.1      Ancillary Agreements...................................................................6
         2.2      Intercompany Accounts..................................................................6
         2.3      Resignations...........................................................................6
         2.4      Excluded Assets and Liabilities........................................................7

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SELLER
         3.1      Organization of Seller; Authority......................................................7
         3.2      Title to Shares........................................................................7
         3.3      Organization and Qualification of the Company..........................................8
         3.4      Capitalization.........................................................................8
         3.5      Subsidiaries...........................................................................9
         3.6      No Violation; Consents and Approvals...................................................9
         3.7      Financial Statements..................................................................10
         3.8      Absence of Certain Changes or Events..................................................10
         3.9      Title to Personal Property............................................................11
         3.10     Title to Real Property................................................................11
         3.11     Intellectual Property.................................................................11
         3.12     Litigation............................................................................14
         3.13     Employee Benefit Plans................................................................15
         3.14     Taxes.................................................................................16
         3.15     Material Contracts and Commitments....................................................17
         3.16     Compliance with Laws..................................................................18
         3.17     Labor Matters.........................................................................19
         3.18     Environmental.........................................................................19
         3.19     Brokers...............................................................................19
         3.20     Directors' and Officers' Insurance Policies...........................................19
         3.21     Insurance.............................................................................20
         3.22     Banks.................................................................................20
         3.23     Customers.............................................................................20
         3.24     Transactions with Affiliates..........................................................20
         3.25     Assets of the Continuing Business.....................................................21
         3.26     Acquisition of the Shares for Investment; Securities Act..............................21
         3.27     Investigation by Seller...............................................................21
         3.28     NO OTHER REPRESENTATIONS..............................................................21
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
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BUYER
         4.1      Organization; Authority...............................................................22
         4.2      Capitalization........................................................................23
         4.3      No Violation; Consents and Approvals..................................................23
         4.4      Absence of Certain Changes or Events..................................................24
         4.5      Buyer SEC Documents and Other Reports.................................................24
         4.6      Litigation............................................................................25
         4.7      Compliance with Laws..................................................................25
         4.8      Financing.............................................................................25
         4.9      Acquisition of the Shares for Investment; Securities Act..............................25
         4.10     Investigation by Buyer................................................................26
         4.11     Brokers...............................................................................26
         4.12     NO OTHER REPRESENTATIONS..............................................................26

ARTICLE V. COVENANTS OF THE PARTIES
         5.1      Conduct of the Company's Business.....................................................27
         5.2      Access to Information Prior to the Closing; Confidentiality; Cooperation..............29
         5.3      Commercially Reasonable Efforts.......................................................31
         5.4      Consents..............................................................................31
         5.5      Antitrust Notification................................................................32
         5.6      Public Announcements..................................................................33
         5.7      Supplemental Disclosure...............................................................33
         5.8      Certain Licenses and Permits..........................................................33
         5.9      Records...............................................................................34
         5.10     Listing Application...................................................................34
         5.11     Conduct of Buyer......................................................................34

ARTICLE VI. ADDITIONAL AGREEMENTS
         6.1      Tax Matters...........................................................................36
         6.2      Company Employees; Employee Contracts and Benefits....................................42
         6.3      Certain Agreements....................................................................45
         6.4      Workers' Compensation.................................................................46
         6.5      Certain Intercompany Matters..........................................................46
         6.6      Use of Seller's Name and Logo.........................................................46
         6.7      No Shop; Exclusivity..................................................................47
         6.8      Environmental Matters.................................................................47


ARTICLE VII. CONDITIONS TO OBLIGATIONS OF EACH OF SELLER AND BUYER
         7.1      Mutual Conditions.....................................................................49

ARTICLE VIII. CONDITIONS TO OBLIGATIONS OF SELLER
         8.1      Conditions............................................................................49

ARTICLE IX. CONDITIONS TO OBLIGATIONS OF BUYER
         9.1      Conditions............................................................................50
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                                       ii
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
ARTICLE X. TERMINATION, AMENDMENT AND WAIVER
         10.1     Termination...........................................................................51
         10.2     Procedure and Effect of Termination...................................................52
         10.3     Amendment and Modification............................................................53

ARTICLE XI. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION
         11.1     Survival of Representations...........................................................53
         11.2     Seller's Agreement to Indemnify.......................................................53
         11.3     Seller's Limitation of Liability......................................................54
         11.4     Buyer's Agreement to Indemnify........................................................54
         11.5     Buyer's Limitation of Liability.......................................................54
         11.6     Conditions of Indemnification With Respect to Third-Party Claims......................55
         11.7     Other Claims..........................................................................56
         11.8     Sole Remedy...........................................................................56

ARTICLE XII. MISCELLANEOUS
         12.1     Fees and Expenses.....................................................................57
         12.2     Further Assurances....................................................................57
         12.3     Notices...............................................................................57
         12.4     Entire Agreement......................................................................58
         12.5     Severability..........................................................................58
         12.6     Binding Effect; Assignment............................................................58
         12.7     No Third-Party Beneficiaries..........................................................59
         12.8     Counterparts..........................................................................59
         12.9     Interpretation........................................................................59
         12.10    Forum; Service of Process.............................................................59
         12.11    Governing Law.........................................................................60
         12.12    Specific Performance..................................................................60
         12.13    Waivers...............................................................................60
         12.14    Defined Terms.........................................................................60
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                                      iii

                            STOCK PURCHASE AGREEMENT

            STOCK PURCHASE AGREEMENT, dated as of January 28, 2003 (the "Agreement"), by and between ALLTEL CORPORATION, a Delaware corporation ("Seller"), and FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation ("Buyer").

                                    RECITALS

      A. Capitalized terms used in this Agreement shall have the respective meanings given to such terms in Section 12.14 hereof, except as otherwise set forth herein.

      B. Buyer desires to acquire from Seller, and Seller desires to dispose of, the business, properties and assets of ALLTEL Information Services, Inc., an Arkansas corporation and wholly owned subsidiary of Seller (the "Company"), including certain of the facilities used in the Company's business and certain other assets used in or necessary to the conduct of the business of the Company and its Subsidiaries as conducted on the date hereof other than the Excluded Assets (as hereinafter defined). The business, properties and assets being transferred, directly or indirectly, to Buyer pursuant to this Agreement and the Ancillary Agreements (as hereinafter defined) are referred to collectively as the "Continuing Business".

      C. To effect such transfer of the Continuing Business, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of the issued and outstanding shares of common stock, par value $1.00 per share (the "Shares"), of the Company, upon the terms and subject to the conditions hereinafter set forth.

                                      TERMS

            NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, agreements and conditions contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I.

                                PURCHASE AND SALE

            1.1 Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, at the closing provided for in Section 1.3 hereof (the "Closing"), Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, all right, title and interest in and to the Shares, free of liens, encumbrances, security interests, mortgages, pledges, claims or options, of any kind whatsoever (collectively, "Liens").

            1.2 Consideration. Upon the terms and subject to the conditions of this Agreement, in consideration of the aforesaid sale, conveyance, assignment, transfer and delivery of the Shares (which represent ownership of the Continuing Business), Buyer shall pay to Seller at the Closing, subject to adjustment pursuant to Section 1.6 hereof:

                  (a) that number of newly issued shares (the "Buyer Shares") of Buyer Common Stock, determined by dividing $275,000,000 by an amount equal to
(i) the sum of the per share closing price of the Buyer Common Stock on the NYSE Composite Transaction Reporting System for each of the ten consecutive trading days immediately preceding the second trading day prior to the Closing Date (as hereinafter defined) (ii) divided by ten (the "Actual Average Price"); except that (i) if the Actual Average Price is less than $29.26, the Actual Average Price used for purposes of this paragraph 1.2(a) shall be $29.26, and if the Actual Average Price is greater than $35.76, the Actual Average Price used for this paragraph 1.2(a) shall be $35.76 and; (ii) if, subsequent to the date of this Agreement but prior to the Closing, the outstanding shares of Buyer Common Stock are changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, combination, exchange, recapitalization or other similar transaction, a dividend or distribution is paid on Buyer Common Stock or a record date for any such purpose is established (other than regular quarterly dividend of Buyer not in excess of $0.15 per share), the Actual Average Price shall be appropriately and equitably adjusted to give effect to the purpose and intent of this paragraph 1.2(a); and

                  (b) cash equal to the sum of (i) $775,000,000, plus (ii) the amount, if any, by which Estimated Net Designated Assets (as hereinafter defined) is greater than $80,370,000 (the "Target Net Designated Assets "), minus (iii) the amount, if any, by which the Estimated Net Designated Assets is less than the Target Net Designated Assets, minus (iv) any Indebtedness of the Company outstanding on the Closing Date and minus any amount actually paid on or prior to the Closing Date by the Company (as distinguished from Seller) in accordance with Section 3 of Amendment No. 1 (the "Amendment No. 1") to Alliance Agreement Between Transamerica Real Estate Tax Service, Inc. and Transamerica Flood Hazard Certification, Inc. and ALLTEL Information Services, Inc, dated as of January 27, 2003 (such amount, the "Initial Cash Purchase Price").

            1.3 Closing. Subject to Article X hereof, the Closing of the transactions contemplated by this Agreement and the Ancillary Agreements shall take place at the offices of ALLTEL, at 9:00 a.m., Central Standard Time, on the second business day following the date on which (i) the conditions set forth in Sections 8.1(e), 8.1(f), 9.1(e), 9.1(f) and 9.1(g) are satisfied or, to the extent permitted, waived, and (ii) all other conditions set forth in Article VII, Article VIII and Article IX are capable of being satisfied, or at such other place, date and time as shall be agreed upon in writing by the parties hereto; provided, however, that the parties hereto intend that such Closing shall be deemed to be effective, and the transactions contemplated by this Agreement and the Ancillary Agreements shall be deemed to occur simultaneously at 12:01 a.m. on the date on which the Closing actually occurs (the "Closing Date").

            1.4 Deliveries by Seller. Prior to or at the Closing, Seller shall deliver or cause to be delivered to Buyer the following:

                  (a) stock certificate or stock certificates representing the Shares, duly endorsed or accompanied by stock powers duly executed in blank or duly executed instruments of transfer with appropriate transfer stamps, if any, affixed, and any other documents that are necessary to transfer title to the Shares to Buyer;

                  (b) the minute books, stock books, stock ledgers and corporate seal of the Company;

                  (c) the resignations referred to in Section 2.3 hereof;

                  (d) the officer's certificate referred to in Section 9.1(c) hereof;

                  (e) each of the Ancillary Agreements, duly executed by Seller or an affiliate of Seller; and

                  (f) all other documents, certificates, instruments or writings required to be delivered by Seller at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

            1.5 Deliveries by Buyer. Prior to or at the Closing, Buyer shall deliver or cause to be delivered to Seller the following:

                  (a) cash in an amount equal to the Initial Cash Purchase Price, by wire transfer of immediately available funds to a bank account designated at least two (2) business days prior to the Closing Date in writing by Seller;

                  (b) the Buyer Shares credited to an account designated in writing by Seller at least two (2) business days prior to the Closing Date;

                  (c) the officer's certificate referred to in Section 8.1(c) hereof;

                  (d) each of the Ancillary Agreements, duly executed by Buyer; and

                  (e) all other documents, certificates, instruments or writings required to be delivered by Buyer at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

            1.6 Adjustment of Initial Cash Purchase Price After the Closing(a) Seller shall, at least five (5) business days prior to the Closing Date, cause to be prepared and delivered to Buyer a statement setting forth a good faith estimate of the estimated calculations of Net Designated Assets (as defined below) of the Continuing Business as of 12:01 a.m. on the Closing Date (the "Estimated Net Designated Assets "). "Net Designated Assets " shall be calculated as of 12:01 a.m. on the Closing Date by utilizing the same balance sheet account names (and the components thereof) identified below that were utilized in the Company's Balance Sheet as of December 31, 2002 contained in Section 3.7 of the Disclosure Schedule and shall equal the sum of the amounts reflected as of 12:01 a.m. on the Closing Date in such asset accounts as are listed in the immediately following sentence minus the sum of the amounts reflected as of 12:01 a.m. on the Closing Date in such liability accounts as are listed in the immediately following sentence. The assets accounts to be included in the foregoing calculation shall consist of "Cash and Cash Equivalents," "Accounts Receivable, Net," "Prepaid Expenses and Other," and "Deferred Expenses," and the liability accounts to be included in the foregoing calculation shall consist of "Trade Accounts Payable Funded by Parent," "Current Maturities of Long-Term Debt," "Deferred Revenue" (current), "Accrued Taxes Other than Income Taxes," "Other," and "Deferred Revenue" (long term). For purposes of illustrating the application of this Section 1.6 as of December 31, 2002, Section 1.6(a) of the Disclosure Schedule (as defined in Section 2.1(e)) sets forth a presentation of the foregoing calculation, as of December 31, 2002, based upon the Balance Sheet as of December 31, 2002, and the application of the provisions of this Section 1.6 which, as indicated on Section 1.6(a) of the Disclosure Schedule, resulted in the net amount of $80,370,000 included in
Section 1.2(b) as the Target Net Designated Assets. The foregoing calculation as of 12:01 a.m. on the Closing Date shall utilize the same components of the balance sheet accounts and the same accounting principles, methodologies and practices as were used in the preparation of the Financial Statements as of December 31, 2002; provided, that any Excluded Assets and any intercompany receivables and intercompany payables shall be excluded from Net Designated Assets.

            (b) Within thirty (30) days after the Closing Date, Buyer shall prepare and deliver to Seller a statement (the "Statement") setting forth the Net Designated Assets, and the components and calculation thereof, as of 12:01 a.m. on the Closing Date (the "Actual Designated Assets "). Buyer shall have access to all books, records, personnel, schedules, workpapers and other documents reasonably necessary to enable Buyer to prepare the Statement. Notwithstanding the foregoing, Buyer shall not have access to Tax Returns (as hereinafter defined) of Seller or any of its affiliates, or any schedules, workpapers or other documents related thereto (except for copies of any consolidated income Tax Return information relating exclusively to the Company). Buyer shall also prepare and deliver to Seller a statement (the "Adjustment Statement") setting forth in the calculations of the amount by which the Net Designated Assets as shown on the Statement (i) exceeds the Estimated Net Designated Assets (any such excess amount, the "Excess Amount") or (ii) is less than the Estimated Net Designated Assets (any such deficiency amount, the "Deficiency Amount"). The Statement and the Adjustment Statement shall be prepared in the same manner and utilizing the same principles, methodologies, and practices as are specified in the last sentence of Section 2.1(a).

            (c) After receipt of the Statement and the Adjustment Statement, Seller shall have fifteen (15) days to review the Statement and the Adjustment Statement together with the workpapers used in their preparation. The Statement and the Adjustment Statement shall become final and binding upon the parties on the fifteenth day following receipt thereof by Seller unless Seller gives written notice of its disagreement (a "Notice of Disagreement") to Buyer prior to such date. Any Notice of

Disagreement shall (i) specify in reasonable detail the nature and amount of any disagreement so asserted and (ii) only include disagreements based on mathematical errors or based on Net Designated Assets as of 12:01 a.m. on the Closing Date not being calculated in the manner specified in this Section 2.1. Seller shall have access to all books, records, personnel, schedules, workpapers and other documents reasonably necessary to enable Seller to review the Statement and the Adjustment Statement. If a timely Notice of Disagreement is received by Buyer, then the Statement and the Adjustment Statement shall become final and binding upon the parties on the date the parties hereto resolve in writing any differences they have with respect to any matter properly included in the Notice of Disagreement. During the thirty (30) days immediately following the receipt by Buyer of a Notice of Disagreement, Seller and Buyer shall negotiate in good faith to resolve any issues properly included in a Notice of Disagreement. During such period, Buyer shall have full access to the working papers of Seller prepared in connection with Seller's preparation of the Notice of Disagreement. At the end of such 30-day period, at the request of Seller or Buyer any and all matters which remain in dispute and which were properly included in the Notice of Disagreement (each, a "Dispute") shall be submitted to mediation under the Commercial Mediation Rules (the "Rules") of the American Arbitration Association ("AAA"). The parties shall attempt to agree on a mediator for a period of fifteen (15) days following the receipt by the other party and the AAA of a request for mediation. If the parties are unable to timely agree, on the request of any party the mediator shall be appointed by the AAA in accordance with the Rules. The parties shall meet with the mediator and attempt to resolve the dispute during the 30-day period following the appointment of the mediator. If the parties are able to so agree, the final, binding and conclusive Statement and Adjustment Statement which are agreed upon by Buyer and Seller shall be the "Conclusive Statement," and the "Conclusive Adjustment Statement," respectively. If the parties are unable to resolve any Dispute within 30 days of the appointment of the mediator, Buyer or Seller may pursue any remedy available before the Courts (as hereinafter defined) in accordance with Sections 12.10 and 12.11 of this Agreement.

            (d) If the Conclusive Adjustment Statement contains a Deficiency Amount, then Seller shall pay to Buyer an amount in cash equal to such Deficiency Amount. If the Conclusive Adjustment Statement contains an Excess Amount, then Buyer shall pay to Seller an amount in cash equal to such Excess Amount. All payments to be made pursuant to this Section 1.6 shall be made on the second business day following the date on which the Conclusive Statement and the Conclusive Adjustment Statement are agreed to by Buyer and Seller. Any payment required to be made by Seller or Buyer pursuant to this Section 1.6 shall bear interest from the Closing Date through the date of payment at the Interest Rate, and shall be payable by wire transfer of immediately available funds to an account or accounts designated by the party entitled to receive such funds prior to the date when such payment is due.

            (e) For all purposes of this Agreement, the "Purchase Price" shall be equal to the sum of (i) $275,000,000 plus (ii) the Initial Cash Purchase Price, as adjusted to reflect any Deficiency Amount or Excess Amount, as the case may be.

                                  ARTICLE II.

                                 RELATED MATTERS

            2.1 Ancillary Agreements. Prior to or at the Closing, Seller (or its Subsidiaries or affiliates) and Buyer shall, and Seller shall cause the Company to, enter into such of the following ancillary agreements to which each is a party on the terms and conditions set forth in Exhibits 2.1(a) through 2.1(d), respectively, and otherwise in form and substance reasonably satisfactory to Seller and Buyer:

                  (a) Transition Services Agreements between Seller and the Company, in the form to be agreed by Seller and Buyer, which shall include commercially reasonable terms, describing those transition services that Seller will provide to the Company and that the Company will provide to Seller (the "Transition Agreements");

                  (b) Stockholder's Agreement between Seller and Buyer, as set forth in Exhibit 2.1(b) hereto (the "Stockholder's Agreement");

                  (c) Non-Competition Agreement between Seller and Buyer as set forth in Exhibit 2.1(c) hereto (the "Non-Competition Agreement");

                  (d) Agreement for Communications Services between ALLTEL Communications, Inc. and the Company, in the form to be agreed by Seller and buyer, which shall include commercially reasonable terms (the
"Telecommunications Agreement"); and

                  (e) such other agreements as are set forth on Section 2.1 of the disclosure schedule attached hereto and made a part hereof (the "Disclosure Schedule") (the "Other Agreements").

               Together, the Transition Agreements, the Stockholder's Agreement, the Telecommunications Agreement and the Other Agreements are referred to herein as the "Ancillary Agreements."

            2.2 Intercompany Accounts. On or prior to the Closing Date, Seller shall, and shall cause its Subsidiaries (including the Company) and affiliates to, take all actions necessary to settle as of the Closing all intercompany payables or receivables, indebtedness and other accounts between the Company and its Subsidiaries, on the one hand, and Seller and its respective Subsidiaries or affiliates (other than the Company and its Subsidiaries), on the other hand. No adjustment shall be made to the Purchase Price as a result of any such cancellation.

            2.3 Resignations. At the Closing, Seller shall cause to be delivered to Buyer and the Company duly signed resignations from the members of the applicable board of directors, board of managers or similar organizational bodies, effective as of the Closing, of the Company and each of its Subsidiaries other than Continuing Business Employees and shall take such other action as is necessary to accomplish the foregoing.

            2.4 Excluded Assets and Liabilities. On or prior to the Closing Date, Seller shall, and shall cause its Subsidiaries (including the Company) to, transfer or convey to a separate legal entity (i) the assets and liabilities held by the Company or its Subsidiaries listed on Section 2.4 of the Disclosure Schedule, (ii) the properties, assets and liabilities of the Company used primarily in connection with the Company's telecommunications and output processing businesses and (iii) all of the Company's ownership interest in ALLTEL Mortgage Solutions Limited, a joint venture formed between the Company and Bradford and Bingley Building Society (collectively, the "Excluded Assets"). In addition, in accordance with and subject to the provisions of Section 6.6, prior to the expiration of the Wind-down Period, Seller shall amend the articles or certificate of incorporation of the Company and its Subsidiaries to delete the name "ALLTEL" from the corporate names containing the name "ALLTEL" and to substitute any word or words or corporate names specified by Buyer that are then available.

                                  ARTICLE III.

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Except as set forth in the Disclosure Schedule, Seller represents and warrants to Buyer as follows:

            3.1 Organization of Seller; Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and corporate authority to enter into this Agreement and such of the Ancillary Agreements to which Seller is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement and by Seller or the Company of such Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Seller or the Company, as the case may be. This Agreement has been (and each such Ancillary Agreement upon execution and delivery will be) duly executed and delivered by each such party thereto and constitutes (and each such Ancillary Agreement, upon execution and delivery, will constitute) a valid and binding obligation of such of Seller and the Company as is a party thereto, enforceable against such party thereto in accordance with its and their respective terms, except that (i) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief, may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            3.2 Title to Shares. Seller has good and valid title to all of the Shares, free and clear of all Liens, and upon delivery to Buyer at the Closing of a certificate or certificates representing the Shares, duly endorsed by Seller for transfer to Buyer or accompanied by stock powers duly executed in blank, and upon receipt by

Seller of the Purchase Price, good and valid title to the Shares will pass to Buyer, free and clear of any Liens. Other than this Agreement or as set forth in
Section 3.2 of the Disclosure Schedule, the Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares.

            3.3 Organization and Qualification of the Company. The Company and each of its Subsidiaries that operate the Continuing Business is a corporation duly organized, validly existing and, to Seller's knowledge as of the date hereof, in good standing under the laws of the jurisdiction listed as its jurisdiction of incorporation in Section 3.3 of the Disclosure Schedule and has all requisite corporate power and corporate authority to own, lease and operate the properties it owns, leases or operates and to conduct its business as conducted on the date hereof, except where the failure to be in good standing or have such power and authority would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business, liabilities or financial condition of the Company and its Subsidiaries that operate the Continuing Business taken as a whole; except any such effect resulting primarily from (i) the effects of changes that exist on the date hereof and have been reflected in this Agreement or disclosed in the Disclosure Schedules, (ii) announcement or other communication regarding this Agreement, the transactions contemplated by this Agreement or the plans or intentions of Buyer with respect to the conduct of the Company or any of its Subsidiaries with respect to the Continuing Business or (iii) changes or conditions that are generally applicable to the industries, economies and countries in which the Company or its Subsidiaries operate the Continuing Business (a "Material Adverse Effect"). The Company and each of its Subsidiaries that operate the Continuing Business is duly qualified or licensed to do business as a foreign corporation and, to Seller's knowledge as of the date hereof, is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in those jurisdictions where the failure to be so duly qualified or licensed and in good standing would be curable without the payment of a material penalty. A list of the jurisdictions in which the Company and its Subsidiaries are so qualified or incorporated is set forth in Section 3.3 of the Disclosure Schedule. Neither the Company nor any of its Subsidiaries that operate the Continuing Business is in default or noncompliance with its certificate of formation, operating agreement, articles of incorporation, by-laws or other charter instruments, as applicable. The Company and each of its Subsidiaries that operate the Continuing Business have made available to Buyer complete copies of their respective current and effective certificate of formation, operating agreement, articles of incorporation, by-laws and other charter instruments.

            3.4 Capitalization. The authorized capital stock of the Company consists of 1,000 shares of common stock, par value $1.00 per share, of which 1,000 shares, constituting the Shares, are validly issued and outstanding, fully paid and nonassessable. The Shares are owned of record and beneficially by Seller. Such Shares have not been issued in violation of, and are not subject to, any preemptive, subscription or similar rights. Except for the Shares, there are no shares of capital stock or other equity securities of the Company outstanding. There are no outstanding warrants, puts, calls, options, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments pursuant to which Seller or the Company is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of the Company, or which give any person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock of the Company. There are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters which stockholders of the Company may vote upon.

            3.5 Subsidiaries. The authorized, issued and outstanding shares of capital stock (or other ownership interests having similar terms and functions) of each of the Company's Subsidiaries that operate the Continuing Business (the "Subsidiary Shares") are set forth on Section 3.5 of the Disclosure Schedule. The Company does not own, directly or indirectly, any capital stock or other equity interest in or of any corporation, partnership, joint venture entity or other entity other than Subsidiaries of the Company included in the Excluded Assets. The Subsidiary Shares are validly issued and outstanding, fully paid and nonassessable. The Subsidiary Shares are owned of record and beneficially by the Company. No person other than the Company or its Subsidiaries owns any shares of capital stock or other securities of the Company's Subsidiaries that operate the Continuing Business. Such Subsidiary Shares have not been issued in violation of, and are not subject to, any preemptive, subscription or similar rights. There no outstanding warrants, puts, calls, options, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments pursuant to which Seller or any of its affiliates (including the Company) is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of the Company's Subsidiaries or which give any person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of the Subsidiary Shares. With respect to the Company's Subsidiaries that operate the Continuing Business, there are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters which stockholders of any of the Company's Subsidiaries may vote.

            3.6 No Violation; Consents and Approvals.

                  (a) The execution and delivery by Seller of this Agreement and by Seller or the Company of such of the Ancillary Agreements to which Seller or the Company is a party does not, and the performance of their respective obligations hereunder and thereunder and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default under, or give rise to a right of termination or cancellation, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, (i) any provision of the Articles of Incorporation or Bylaws of Seller, the Company or the comparable governing instruments of any of the Subsidiaries of the Company, (ii) any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to Seller, the Company or any of its Subsidiaries that operate the Continuing Business, or (iii) any Material Contract (as hereinafter defined) or Real Property (as hereinafter defined) leases to which Seller, the Company or any of the Subsidiaries of the Company is a party, except, in the case of clauses (ii) and (iii) of this Section 3.6, for any such conflicts, violations, defaults, rights of termination, or cancellation which would not, individually or in the aggregate, materially hinder, delay or adversely affect the ability of Seller to consummate the transactions contemplated by this Agreement or the Ancillary Agreements.

                  (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, tribunal, administrative agency or commission or other governmental entity, authority or instrumentality or authority, domestic (federal, state or local) or foreign (a "Governmental Entity") or any third person, is required to be obtained or made by or with respect to Seller, the Company, any of the Subsidiaries of the Company in connection with the execution and delivery of this Agreement or such of the Ancillary Agreements to which such persons are a party, or the consummation by such persons of the transactions contemplated hereby and thereby, other than, in each case, (i) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and under foreign laws regulating competition, and (ii) compliance with and filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except for any such consents, approvals, orders or authorizations of, or registrations, declarations or filings which would not, individually or in the aggregate, reasonably be expected to materially hinder, delay or adversely affect the ability of Seller to consummate the transactions contemplated by this Agreement or the Ancillary Agreements.

            3.7 Financial Statements. Section 3.7 of the Disclosure Schedule contains the audited consolidated balance sheets of the Continuing Business as of December 31, 2001 and, as of December 31, 2002 (the "Balance Sheets"), the related audited statements of income and the related audited statements of cash flows of the Continuing Business for the fiscal years then ended, together with all related notes thereto (collectively, the "Financial Statements"). The Financial Statements (a) have been prepared from the books and records of the Company and its Subsidiaries, (b) have been prepared in accordance with GAAP, consistently applied, throughout the periods involved, and (c) present fairly in all material respects the financial condition of the Continuing Business as of such dates and the results of its operations for the calendar years then ended. There are no material liabilities or obligations of the Continuing Business of any type or description whatsoever as of December 31, 2002, other than the obligations and liabilities (A) reflected in the Financial Statements and the Disclosure Schedule, (B) contemplated by this Agreement and the Ancillary Agreements, and (C) incurred in the ordinary course of business consistent with past practice.

            3.8 Absence of Certain Changes or Events. During the period from January 1, 2003 to the date of this Agreement (i) the Company and its Subsidiaries have operated the Continuing Business in the ordinary course consistent with past practice, (ii) the Company and its Subsidiaries have not engaged in or taken any of the activities prohibited to be taken by the Company and its Subsidiaries during the period from the date of this Agreement to the Closing Date by Section 5.1 hereof with respect to the Continuing Business.

            3.9 Title to Personal Property. The Company or one of it Subsidiaries has good and valid title to, or a valid and enforceable right to use, all personal property (whether tangible or intangible, but excluding intellectual property) which is used in or necessary for the Company and the Company's Subsidiaries to conduct the Continuing Business as conducted on the date hereof (the "Personal Property") (except such as have been sold or otherwise disposed of after the date hereof in the ordinary course of business or in accordance with Section 5.1 hereof, and accounts, bills and notes receivables subsequently collected), in each case, free and clear of all Liens, other than (i) material mechanics', carriers', workmen's, repairmen's or similar Liens arising or incurred in the ordinary course of business with respect to liabilities that are not yet due or delinquent, (ii) Liens for taxes, assessments and other governmental charges which are not due and payable or which may hereafter be paid without penalty and for which adequate reserves have been made in the Financial Statements in accordance with GAAP, consistently applied, and (iii) other material imperfections of title or encumbrances, if any, which imperfections of title or other encumbrances would not, individually or in the aggregate, reasonably be expected to materially impair the use of the property to which they relate in the conduct of the Continuing Business as conducted on the date hereof or detract materially from the value of such assets (the Liens described in clauses (i), (ii) and (iii) above are hereinafter referred to collectively as the "Permitted Liens").

            3.10 Title to Real Property. As used in this Agreement, the term "Real Property" shall mean all real property and interests in real property of the Continuing Business owned in fee or leased by the Company and its Subsidiaries, as described in Section 3.10 of the Disclosure Schedule (which Section sets forth the address of each parcel of Real Property, an indication as to whether a parcel is owned in fee or leased and, if leased, the expiration of the term of such lease). The Company or one of its Subsidiaries has (i) good, insurable, and marketable title to all Real Property identified on the Disclosure Schedule as owned by the Company or its Subsidiaries or (ii) valid and subsisting leasehold interests in all Real Property leased by it, in each case, free and clear of all Liens, except (A) Permitted Liens, (B) easements, covenants, rights-of-way and other encumbrances or restrictions of record, (C) zoning, building and other similar restrictions, (D) Liens that have been placed by any developer, landlord or other third party on any leased property and (E) unrecorded easements, covenants, rights of way or other restrictions, none of which unrecorded items materially impair the use of the property to which they relate to the conduct of the Continuing Business as conducted on the date hereof. The Company has made available to Buyer accurate and current copies of all lease agreements and other instruments relating to the Company's or its Subsidiaries' ownership of Real Property or leasehold interests described in this Section 3.10.

            3.11 Intellectual Property.

                  (a) The Company and each of its Subsidiaries owns or has valid license to all Intellectual Property required in the ordinary course of its respective business as such business currently operates ("Company Intellectual Property"). Without limiting the generality of the foregoing, the Company owns all right, title, and interest in and to the Company's MSP Software and all derivative works made thereto by the Company and ALLTEL Mortgage Solutions, Ltd. (excluding any software originally owned or developed by Bradford & Bingley) under that certain joint venture arrangement between a Subsidiary of the Company and Bradford & Bingley, which ended with respect to the Company and its Subsidiaries on January 3, 2003. The Company and each of its Subsidiaries have taken commercially reasonable measures to protect the proprietary nature of each item of Company Intellectual Property considered confidential, and to maintain in confidence all trade secrets and confidential information that it presently owns and uses. Section 3.11(a) of the Disclosure Schedule lists, as of the date hereof, all United States and foreign:
(i) patents and patent applications; (ii) trademark and service mark registrations (including internet domain name registrations) and trademark and service mark applications; (iii) copyright registrations and copyright applications, and (iv) material software that is marketed and licensed (the "Products") by the Company and its Subsidiaries to its customers.

                  (b) With respect to each item of Company Intellectual Property that is not Third Party Intellectual Property (as used herein, "Third Party Intellectual Property" means Intellectual Property that is owned by a third party and licensed to the Company): (i) the Company or its Subsidiaries exclusively owns and possesses all right, title and interest in and to such item free and clear of any Lien; (ii) such item is not subject to any outstanding judgment, order, decree, stipulation or injunction; and (iii) the Company and its Subsidiaries have the sole and exclusive right to bring actions for infringement or unauthorized use of such item of Company Intellectual Property. To the knowledge of Seller, the Company and its Subsidiaries, neither the Company nor any of its Subsidiaries is a party to any oral license, sublicense or agreement which, if reduced to written form, would be required to be listed in Section 3.15(a)(i) of the Disclosure Schedule.

                  (c) With respect to each item of Third Party Intellectual
Property: (i) the Company or its Subsidiaries has a valid right to use such item free and clear of any Lien; (ii) to the knowledge of Seller, the Company and its Subsidiaries, such item is not subject to any outstanding judgment, order, decree, stipulation or injunction; (iii) neither Seller, the Company nor any of its Subsidiaries is in breach or default thereunder, and, to the Knowledge of Seller, the Company and its Subsidiaries, no other party to such license, sublicense or other agreement is in breach or default thereunder; and (iv) no event has occurred which with notice or lapse of time would constitute a material breach or default by the Company or its Subsidiaries, or permit termination, modification or acceleration thereunder by the other party thereto.

                  (d) Neither Seller, the Company, nor any of its Subsidiaries:
(i) is a party to any suit, action or proceeding which involves a claim of infringement or misappropriation of any patent, copyright or trade secret right by Seller, the Company or any of its Subsidiaries against any third party; (ii) has provided written notice to any third party alleging infringement or misappropriation of Seller's, the Company's and its Subsidiaries' patents, copyrights or trade secrets; (iii) is a party to any suit, action or proceeding which involves a claim of infringement or misappropriation of any patent, copyright or trade secret by a third party against Seller, the Company or any of its Subsidiaries; (iv) has received any written notice from any third party alleging infringement or misappropriation of such third party's patents, copyrights or trade secrets. The development, manufacturing, marketing, licensing, use or sale of the Products or the performance of the services offered by the Company and its Subsidiaries in the ordinary course of its respective businesses do not currently infringe, and have not infringed, upon any patent, copy right or trade secret right of any third party.

                  (e) The execution and delivery of this Agreement by Seller and the Company, and the consummation of the transactions contemplated hereby, will neither cause Seller, the Company and its Subsidiaries to be in violation or default under any agreement relating to Intellectual Property, nor terminate nor modify nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement (including any modification to pricing terms), nor result in the loss or material impairment of any Company Intellectual Property.

                  (f) Set forth on Section 3.11(f) of the Disclosure Schedule is a list of all "preferred" agents, consultants, contractors, and subcontractors, as tracked by the Company's Contractor Management Office, which are involved in the development, support, customization, installation, maintenance or modification of any Company Intellectual Property (individually a "Contractor" and collectively, the "Contractors") along with a list of his, her or its respective written agreement (individually a "Contractor Agreement" and collectively the "Contractor Agreements"). Also set forth on Section 3.11(f) of the Disclosure Schedule is a list of all written Contractor Agreements between the Company and the Company Subsidiaries which have one or more continuing service obligations as of the date hereof and as of the Closing Date by the Company or any of the Company Subsidiaries. Seller, the Company and its Subsidiaries have not received written notice from any current or prior officers, employees, or Contractors of Seller, the Company and its Subsidiaries claiming any ownership interest in any Company Intellectual Property as a result of having been involved in the development of such property while employed by or performing services for the Company or its Subsidiaries.

                  (g) To the knowledge of Seller, the Company and its Subsidiaries, none of the officers, employees and Contractors of the Company and its Subsidiaries is obligated under any contract or other agreement or obligation or subject to any judgment, decree or order of any court or administrative agency that conflicts or could conflict with his or her obligation to use his or her best efforts to promote the interests of the Company in conducting its current business or that could conflict with the conduct of the current business of the Company or any Subsidiary.

                  (h) All software that is included in the Company Intellectual Property is protectable under applicable copyright law and has not been forfeited to the public domain and has been registered with the U.S. Copyright Office or is eligible for registration. The Company and its Subsidiaries have retained copies of all releases or separate versions of the software included in the Company Intellectual Property (that is not Third Party Intellectual Property) and source code thereto.

                  (i) The Company's unmodified version of the Products conform in all material respects with the documentation prepared by the Company in respect of such Products. There are no material defects, malfunctions or nonconformities in the unmodified version of the Company's Products that cause the unmodified version of the Products, as properly installed, not to perform the material functions for which they are intended, on the whole, as provided in the Company's documentation. There are no material errors in any documentation, specifications, manuals, and user guides associated with or used or produced in the development, maintenance or marketing of the Company Intellectual Property (collectively, the "Design Documentation"). The Design Documentation is sufficient and adequate to enable a Person of reasonable skill and experience in the relevant art who has received appropriate training from the Company with respect to the Company's Products to operate the Company's Products. All unmodified versions of the Products are as described in the Design Documentation and perform all material functions in accordance with the specifications included therein and, where applicable, in an integrated manner. No software contained within the Company Intellectual Property contains any timer, copy protection device, disabling code, clock, counter or other limiting design or routine which is intended to cause such software (or any portion thereof) to become erased, inoperable, impaired, or otherwise incapable of being used in the manner for which it was designed and contemplated under this Agreement. To Seller's, the Company's and its Subsidiaries knowledge, no software contained in the Company's Intellectual Property contains any virus.

                  (j) To the knowledge of Seller, the Company and its Subsidiaries, the Company Intellectual Property (that is not Third Party Intellectual Property) was developed exclusively by employees and contractors of the Company within the scope of such employees' employment or such contractor's contract.

                  (k) Section 3.11(k) of the Disclosure Schedule lists all pending written claims based on breach of contract or warranty related to the Company's or any of its Subsidiaries' Products and Company Intellectual Property (that is not Third Party Intellectual Property) and the nature of such claims.

                  (l) All software included in the Company Intellectual Property, excluding Third Party Intellectual Property, is "Year 2000 Compliant" when installed on a Year 2000 Compliant compatible operating systems and/or hardware environment. For purposes of this subsection, "Year 2000 Compliant" shall mean that the software has the ability to manage and manipulate data involving single-century dates, cross - century data and leap year formulas and data values involving such dates.

            3.12 Litigation. Section 3.12 of the Disclosure Schedule sets forth a true, complete and correct list of any and all actions, suits, proceedings, arbitrations, mediations, investigations and inquiries ("Litigation") pending, asserted or, to the knowledge of Seller, threatened in writing to assert such Litigation by or before any Governmental Entity, by or on behalf of any third party, against Seller, the Company or the Company's Subsidiaries which relate to the Continuing Business, the transactions contemplated hereby, the Company or any of the Company's Subsidiaries.

            3.13 Employee Benefit Plans.

                  (a) Section 3.13(a) of the Disclosure Schedule sets forth a complete list of each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (hereinafter a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA, hereinafter a "Welfare Plan"), and each other plan or written arrangement or policy relating to stock options, stock purchases, compensation, deferred compensation, severance, fringe benefits or other employee benefits, in each case maintained, participated in or contributed to by the Company or any other person or entity that, together with Seller, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code") (each an "ERISA Affiliate") for the benefit of any present or former employees, which will be Continuing Business Employees under this Agreement, of the Company or any of its Subsidiaries (all the foregoing being herein called "Benefit Plans").

                  (b) To the knowledge of Seller each Benefit Plan has been administered in all material respects in accordance with its terms. To the knowledge of the Company and its Subsidiaries, all the Benefit Plans that are sponsored, participated in or maintained by the Company or any of its Subsidiaries are in compliance in all material respects with applicable law, including ERISA and the Code.

                  (c) No liability under Title IV or Section 302 of ERISA has been incurred by any ERISA Affiliate that has not been satisfied in full, and no condition exists that could present a material risk to any Commonly Controlled Entity of incurring any such liability, other than premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due).

                  (d) Each Benefit Plan that is intended to be a tax-qualified plan has been the subject of a determination letter from the Internal Revenue Service to the effect that such Benefit Plan is qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code or such letter has been applied for; no such determination letter has been revoked, and, to the knowledge of Seller, revocation has not been threatened; no event has occurred and no circumstances exist since the receipt of the most recent determination letter or application for a determination letter that would adversely affect the tax-qualification of such Benefit Plan.

                  (e) No ERISA Affiliate is required to contribute to any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA or has withdrawn from any such multiemployer plan where such withdrawal has resulted or could result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid.

                  (f) To the knowledge of Seller, there are no pending investigations by any Governmental Entity, termination proceedings, other claims (other than routine claims for benefits) or other suits or proceedings against any of the Benefit Plans that are material.

                  (g) The consummation of the transactions contemplated by this Agreement shall not, either alone or in combination with another event, except as expressly provided in this Agreement, (i) entitle any current or former employee of the Company or one of its subsidiaries to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefits due to any such employee or former employee or (iii) result in a "parachute payment" (as such term is defined in Section 280 of the Code).

                  (h) Except as provided in this Agreement, no Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company and its Subsidiaries for periods extending beyond their retirement or termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan" or (iii) benefits the full cost of which is borne by the current or former employee (or beneficiary).

            3.14 Taxes

                  (a) All federal, state, local and foreign Tax Returns relating to the Continuing Business required to be filed by or on behalf of the Company, its Subsidiaries, and each consolidated, combined, unitary, affiliated or aggregate group of which the Company or any of its Subsidiaries are a member (an "Affiliated Group") has been timely filed (taking into account applicable extensions), and each such Tax Return was complete and correct in all respects.

                  (b) All Taxes due and owing by the Company, its Subsidiaries or any Affiliated Group have been paid, or adequate reserves therefor have been established.

                  (c) There is no deficiency, proposed adjustment or matter in controversy that has been asserted or assessed in writing relating to the Continuing Business with respect to any Taxes due and owing by the Company, its Subsidiaries that has not been paid or settled in full.

                  (d) All Tax withholding and deposit requirements relating to the Company or the Continuing Business (including any withholding with respect to wages or other amounts paid to employees) have been satisfied in full.

                  (e) Neither the Company nor its Subsidiaries are a party to any agreement providing for the allocation or sharing of Taxes.

                  (f) There are no Liens relating to Taxes upon the assets of the Company or its Subsidiaries other than Liens relating to Taxes not yet due and payable.

                  (g) The federal income Tax Returns of the Affiliated Group have been examined, and such examinations have been resolved, or the statute of limitations has expired, for all taxable years through 1993.

                  (h) For purposes of this Agreement (i) "Tax" means any and all U.S. federal, state, local and foreign taxes, including income, alternative or add-on minimum, gross receipts, profits, lease, service, service use, wage, employment, workers compensation, business occupation, environmental, estimated, excise, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, withholding, social security, unemployment, disability, ad valorem, capital stock, paid in capital, recording, registration, property, real property gains, value added, business license, custom duties and other taxes, charges, fees, levies, imposts, duties or assessments of any kind whatsoever, imposed or required to be withheld by any Tax authority, including any interest, additions to Tax or penalties applicable or related thereto and
(ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, any information return, claim for refund, amended return or declaration of estimated Tax.

            3.15 Material Contracts and Commitments.

                  (a) Section 3.15 of the Disclosure Schedule contains a complete and correct list of the following customer relationships, vendor relationships or contracts: (i) any customer relationship in which the Company and its Subsidiaries received revenue of $1,000,000 or more in fiscal year 2002 with respect to the Continuing Business, including a non-exclusive listing of relevant agreements and term expiration dates; (ii) if not already contained within the scope of subsection (i) above, the five largest customer relationships of the Company's RLS, IRB, ALS, Financial Services International, Integrated Financial Solutions and ACBS divisions, including a non-exclusive listing of relevant agreements and term expiration dates; (iii) any vendor relationship in which the Company and its Subsidiaries paid $1,000,000 or more in fiscal year 2002, excluding Seller, AT&T, Sprint, MCI, Arthur Andersen, BellSouth, and Entergy, along with a non-exclusive listing of relevant agreements and term expiration dates; (iv) any contract under which the Company has borrowed or loaned money in excess of $100,000, or any mortgage, note, bond, indenture or other evidence of indebtedness (excluding advances, deposits or similar obligations) or any guarantee of indebtedness to non-affiliated third parties; (v) any entity joint venture, jointly owned partnership or other similar joint ownership agreements; (vi) contracts or consent decrees of Governmental Entities to which the Continuing Business is bound; (vii) any employment, severance, change of control or "golden parachute" contract between the Company and a Continuing Business Employee; (viii) any agreement or arrangement between the Company and any officer, director, stockholder or executive employee of the Company (other than Benefit Plans); (ix) any contract containing any covenant not to compete or a material limitation or restriction on the ability of the Company or its Subsidiaries to engage in any line of business or to compete with in any line of business in which the Continuing Business currently operates; (x) any agreement with any labor union; and (xi) each power of attorney with respect to the Company that is currently outstanding (individually, a "Material Contract" and collectively, the "Material Contracts").

                  (b) (i) Each of the Material Contracts is in full force and effect with respect to the Company or applicable Subsidiary of the Company and, to the knowledge of Seller, the other parties thereto, except that (A) enforcement of any Material Contract may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and
(B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (ii) neither the Company nor any Subsidiary of the Company is in default of or has received a written notice of default terminating a Material Contract; (iii) neither the Company nor any Subsidiary of the Company has provided a written notice of default terminating a Material Contract; and (iv) except as otherwise noted, none of the Material Contracts listed within Section 3.15(a) of the Disclosure Schedule contain a covenant not to compete or a material limitation or restriction on the ability of the Company or its Subsidiaries to compete in any line of business in which the Continuing Business currently operates. The Company has made available to Buyer true, correct and complete copies of all Material Contracts.

            3.16 Compliance with Laws. Each of the Company and its Subsidiaries is, and, to the knowledge of Seller, has been since December 31, 2002, in compliance in all material respects with all material applicable laws, statutes, ordinances, rules, orders, judgments, regulations and orders (collectively, referred to in this Section 3.16 as "laws") of all Governmental Entities with respect to the Company and its Subsidiaries that operate the Continuing Business; except that no representation is made in this Section 3.16 regarding the following: (a) ERISA and other laws applicable to the Plans, which are addressed in Section 3.13 hereof; (b) laws regarding the payment of Taxes, which are addressed in Section 3.14 hereof; (c) laws regarding employment and employment practices, which are addressed in Section 3.17 hereof; and (d) Environmental Laws (as hereinafter defined), which are addressed in Section 3.18 hereof. The Company and its Subsidiaries possess all material permits, certificates, licenses, approvals, governmental franchises and other authorizations required under applicable laws (other than those referred to in clauses (a)-(d) above) in connection with the conduct of the Continuing Business as conducted on the date hereof and the ownership of their respective assets and properties, and all such material permits, certificates, licenses, approvals, governmental franchises and other authorizations are validly held and in full force and effect and the Company or the relevant Subsidiary has complied in all material respects with the terms and conditions thereof.

      3.17 Labor Matters. With respect to the Continuing Business, (a) each of the Company and its Subsidiaries is in compliance in all material respects with all applicable laws regarding employment and employment practices; (b) there are no unfair labor practice charges or complaints against the Company or its Subsidiaries brought before the National Labor Relations Board nor is there any material grievance nor any material arbitration proceeding before any Governmental Entity or arising out of or under collective bargaining agreements with respect to the business of the Company or its Subsidiaries, nor, to the knowledge of Seller, is any such charge, complaint, grievance or proceeding threatened; (c) there is no labor strike or work stoppage pending or, to the knowledge of Seller, threatened against the Company or its Subsidiaries; and (d) there is no charge or complaint pending or, to the knowledge of Seller, threatened against the Company or its Subsidiaries before the Equal Employment Opportunity Commission or any similar state, local or foreign agency responsible for the prevention, prosecution or investigation of unlawful employment practices. To the knowledge of Seller and with respect to the Continuing Business, neither the Company nor any Subsidiary has received written notice of the intent of any federal, state, local or foreign Governmental Entity responsible for the enforcement of employment laws to conduct an investigation of or relating to the Company or its Subsidiaries, and no such investigation is in progress. The Company has made available to Buyer a true, correct and complete list of all employees of the Company and its Subsidiaries with respect to the Continuing Business as of the date of this Agreement.

      3.18 Environmental. With respect to the Continuing Business and since December 31, 2001, the Company and its Subsidiaries have, to the knowledge of Seller, (a) complied in all material respects with all Environmental Laws and
(b) have not (i) owned any property for which the Company or its Subsidiaries would be required to conduct an investigation or remediation under applicable Environmental Laws or (ii) received any written claim or notice regarding potential liability of the Company or its Subsidiaries in connection with any Environmental Law, except in the case of either clause (b)(i) or (b)(ii) for any of such matters which would not be material. For purposes of this section, "Environmental Law" means any law, regulation, order, decree, agency requirement or common law relating to pollution, contamination, waste, hazardous substances or the protection of the environment, human health or safety.

      3.19 Brokers. Except for Goldman, Sachs & Co. and Stephens Inc., no broker, finder or financial advisor or other person is entitled to any brokerage fees, commissions, finders' fees or financial advisory fees in connection with the transactions contemplated hereby or by the Ancillary Agreements by reason of any action taken by Seller, the Company or any Subsidiary of the Company. Such fees and expenses of Goldman, Sachs & Co. and Stephens Inc. shall be borne by Seller.

      3.20 Directors' and Officers' Insurance Policies. Section 3.20 of the Disclosure Schedule describes the directors' and officers' insurance policies of the Company and the Subsidiaries of the Company that operate the Continuing Business as in effect on the date hereof. Neither the Company nor any of the Subsidiaries of the Company that operate the Continuing Business has received any written notice of cancellation or termination of such directors' and officers' insurance policies and, to the knowledge of Seller, such insurance policies are valid and enforceable.

      3.21 Insurance. The Company has made available to Buyer a complete, current and correct description of all existing policies of fire, liability, worker's compensation and all other forms of insurance maintained by the Company or any of the Subsidiaries of the Company that operate the Continuing Business. Such policies insure against such risks, casualties and contingencies and of such types and amounts as are appropriate for the size and scope of the Company with respect to the Continuing Business as it is presently conducted. All premiums due and payable for such policies have been paid, and no written notice of cancellation, termination or denial of coverage has been received with respect to any such policy. Such policies are valid, outstanding and enforceable policies and will remain in effect until the Closing. Section 3.21 of the Disclosure Schedule describes all claims which are pending under such insurance policies or that have been paid to the Company or its Subsidiaries that operate the Continuing Business.

      3.22 Banks. Section 3.22 of the Disclosure Schedule sets forth (i) the name and address of each bank, trust company, savings and loan association, thrift institution, credit union or other financial institution in which the Company or any of the Subsidiaries of the Company that operate the Continuing Business maintain a checking or savings account or any safe deposit box, and the title and number of each such account, and all restrictions or limitations thereon, and (ii) the names of all persons authorized by the Company or any of the Subsidiaries of the Company that operate the Continuing Business to draw thereon or to effect transactions in connection therewith, or to have access to any safe deposit box or vault.

      3.23 Customers.

            (a) During the twelve month period ended December 31, 2002, to the knowledge of Seller, no material customer canceled, materially modified, or otherwise terminated its relationship with the Company, or its usage or purchase of the services or products of the Company, in each case, the effect of which reduced revenue recognized by the Company attributable to such customer during the foregoing twelve-month period by more than $250,000 in relation to the revenue recognized during the twelve-month period ended December 31, 2001.

            (b) Section 3.23(b) of the Disclosure Schedule sets forth the names of the material customers of the Company which have cancelled or terminated their relationships with the Company during the twelve months prior to the date of this Agreement.

      3.24 Transactions with Affiliates. Section 3.24 of the Disclosure Schedule sets forth a true and complete list as of the date hereof of all contracts, agreements and arrangements to which the Company or any of the Company's Subsidiaries, on the one hand, and Seller or any of its affiliates (other than the Company or any of the Company's Subsidiaries), on the other hand, are a party that are in effect as of the date hereof and that are material to the Company and its Subsidiaries. Except as contemplated hereby, none of the Company, the Subsidiaries of the Company that operate the Continuing Business or any of their respective affiliates is an officer, director, employee, consultant, distributor, supplier or vendor of, or is party to any contract with, the Company or any of its Subsidiaries that operate the Continuing Business, that would be required to be disclosed in a proxy statement filed by the Company pursuant to the Exchange Act.

      3.25 Assets of the Continuing Business. Except for the services to be provided under the Transition Agreements and the Excluded Assets, the assets of the Company and its Subsidiaries constitute all of the assets necessary to conduct the Continuing Business in substantially the same manner as it is presently conducted.

      3.26 Acquisition of the Shares for Investment; Securities Act. Seller is acquiring the Buyer Shares for investment purposes only and not with any present intention of distributing or selling the Buyer Shares in violation of federal, state or other United States securities laws. Seller agrees that it will not sell, transfer, offer for sale, pledge, hypothecate or otherwise dispose of the Buyer Shares in violation of any federal, state or other United States securities laws. Seller acknowledges that (a) neither the sale nor the offer of the Shares has been registered under the Securities Act and (b) the Shares must be held until they are registered under the Securities Act or an exemption from registration is available.

      3.27 Investigation by Seller. Seller has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, and prospects of Buyer, which investigation, review and analysis was done by Seller and its affiliates and, to the extent Seller deemed appropriate, by Seller's representatives. Seller acknowledges that Buyer has provided Seller with access to the properties, premises, contracts and records of Buyer for this purpose. Except as and to the extent expressly set forth herein and subject to the limitations and restrictions contained herein, Seller (i) acknowledges that, except for those representations or warranties expressly set forth in this Agreement, it shall not be entitled to rely on any representation or warranty, either express or implied, previously made by Buyer or any of its agents, representatives, employees or affiliates as to the accuracy or completeness of any of the information provided or made available to Seller or its agents or representatives, and (ii) agrees that none of Buyer nor Buyer's Subsidiaries or any of their respective agents, representatives, employees or affiliates has or shall have any liability or responsibility whatsoever to Seller or any of its agents or representatives on any basis (including in contract or tort, under federal or state securities laws, or otherwise but excluding fraud) based upon any information provided or made available, or statements made, to Seller or its agents or representatives prior to the date hereof.

      3.28 NO OTHER REPRESENTATIONS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE III, SELLER HAS NOT MADE AND DOES NOT HEREBY MAKE ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES, STATUTORY

OR OTHERWISE, OF ANY NATURE, INCLUDING WITH RESPECT TO WARRANTIES OF TRANSFER WITH RESPECT TO THE TRANSFER OF THE SHARES, INCLUDING ANY EXPRESS OR IMPLIED WARRANTY UNDER SECTION 8-108 OF THE UNIFORM COMMERCIAL CODE, OR WITH RESPECT TO ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AS TO THE MERCHANTABILITY, QUALITY, QUANTITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR THE RESULTS OBTAINED BY THE CONTINUING BUSINESS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE III, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, STATUTORY, COMMON LAW OR OTHERWISE, OF ANY NATURE, INCLUDING WITH RESPECT TO WARRANTIES OF TRANSFER WITH RESPECT TO THE TRANSFER OF THE SHARES, INCLUDING ANY EXPRESS OR IMPLIED WARRANTY UNDER SECTION 8-108 OF THE UNIFORM COMMERCIAL CODE, OR WITH RESPECT TO THE MERCHANTABILITY, QUALITY, QUANTITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR RESULTS TO BE OBTAINED OF THE COMPANY OR ITS SUBSIDIARIES ARE HEREBY DISCLAIMED BY SELLER.

                                  ARTICLE IV.

                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Except as set forth in the Disclosure Schedule, Buyer hereby represents and warrants to Seller as follows:

      4.1 Organization; Authority.

            (a) Buyer has all requisite corporate power and corporate authority to enter into this Agreement and such of the Ancillary Agreements to which Buyer is a party, to perform its obligation hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been (and each such Ancillary Agreement to which Buyer is a party upon execution and delivery will
be) duly executed and delivered by Buyer and constitutes (and each such Ancillary Agreement to which Buyer is a party, upon execution and delivery, will constitute) a valid and binding obligation of such of Buyer, enforceable against Buyer in accordance with its and their respective terms, except that (i) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief, may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (b) Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and corporate authority to own, lease and operate the properties it owns, leases or operates and to conduct its business as conducted on the date hereof, except where the failure to be in good standing or have such power and authority would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business, liabilities or financial condition of Buyer and its Subsidiaries, taken as a whole; except any such effect resulting primarily from (i) the effects of changes that exist on the date hereof and have been reflected in this Agreement or disclosed in the Disclosure Schedule, (ii) announcement or other communication regarding this Agreement or the transactions contemplated by this Agreement or (iii) changes or conditions that are generally applicable to the industries, economies and countries in which Buyer or its Subsidiaries operate (a "Buyer Material Adverse Effect")

      4.2 Capitalization.

            (a) Section 4.2 of the Disclosure Schedule sets forth the authorized capital stock, and the number of issued and outstanding shares of capital stock, of Buyer. All of Buyer's issued and outstanding capital stock has been duly authorized, validly issued and is fully paid and nonassessable. As of the date of this Agreement, except for the Stockholder's Agreement, there are no issued and outstanding shares of capital stock or other equity interests in Buyer or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character (i) obligating Buyer to issue, transfer or sell, or cause to be issued, transferred or sold, (ii) affecting the voting rights of, (iii) requiring the registration for sale of, or (iv) granting any preemptive or antidilutive rights with respect to, any capital stock or other equity interests in Buyer.

            (b) The shares of Buyer Common Stock to be issued to Seller have been duly and validly authorized for issuance by Buyer and Buyer has the corporate power and authority to issue, sell and deliver the Buyer Common Stock to be issued by it hereunder; and, when the Buyer Common Stock is issued and delivered to Seller against payment therefor as provided by this Agreement, the shares of Buyer Common Stock issued to Seller hereunder will have been validly issued, fully paid and nonassessable, and the issuance of such shares will not be subject to any preemptive, subscription or similar rights.

            (c) The shares of Buyer Common Stock to be issued to Seller at the Closing will be duly approved for listing on the New York Stock Exchange (the "NYSE"), subject to official notice of issuance.

      4.3 No Violation; Consents and Approvals.

            (a) The execution and delivery by Buyer of this Agreement and each Ancillary Agreement, upon execution and delivery, to which Buyer is a party, and the performance of its obligations hereunder and thereunder and compliance with the terms hereof will not (with or without written notice or lapse of time, or both), conflict with, or result in any violation of or default under, or give rise to a right of termination or cancellation, or result in the creation of any Lien upon any of the properties or assets of Buyer under, (i) any provision of the Certificate of Incorporation or By-laws of Buyer, (ii), subject to the consents and approvals set forth in the last sentence of this Section 4.3, any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to Buyer or
(iii) any material note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Buyer is a party or by which Buyer or its assets may be bound, except, in the case of clauses (ii) and (iii) of this
Section 4.3, for any such conflicts, violations, defaults, rights of termination or cancellation which would not, individually or in the aggregate, reasonably be expected to materially hinder, delay or adversely affect the ability of Buyer to consummate the transactions contemplated by this Agreement or the Ancillary Agreements.

            (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third person, is required to be obtained or made by or with respect to Buyer or any of its Subsidiaries in connection with the execution and delivery of this Agreement or such of the Ancillary Agreements to which Buyer is a party, or the consummation by Buyer of the transactions contemplated hereby and thereby, other than, in each case, (i) compliance with and filings under the HSR Act and under foreign laws regulating competition, (ii) compliance with and filings under the Exchange Act and (iii) the filing and approval of a listing application with the NYSE relating to the shares of Buyer Common Stock constituting the Buyer Shares, except for any such consents, approvals, orders or authorizations of, or registrations, declarations or filings which would not, individually or in the aggregate, materially hinder, delay or adversely affect the ability of Buyer to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

      4.4 Absence of Certain Changes or Events. During the period from September 30, 2002 to the date of this Agreement, (i) Buyer and its Subsidiaries have operated their business in the ordinary course consistent with past practice and
(ii) none of Buyer or any of its Subsidiaries has incurred any material liability or obligations (direct, indirect or contingent) other than in the ordinary course consistent with past practice or as otherwise disclosed on Buyer's Disclosure Schedule.

      4.5 Buyer SEC Documents and Other Reports. Buyer has filed, and through the Closing shall continue to file, all documents required to be filed by it with the SEC since January 1, 2000 (the "Buyer SEC Documents"). As of their respective dates, the Buyer SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations thereunder, and none of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the certifications of the Chief Executive Officer and Chief Financial Officer of Buyer required under the Exchange Act, and the rules and regulations thereunder, with respect to the Buyer SEC Documents complied, and will comply, in all material respects with the requirements thereof. The consolidated financial statements of Buyer included in the Buyer SEC Documents (a) have been, and will be, prepared from the books and records of the Company and its Subsidiaries, (b) complied, and will comply, as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been, and will be, prepared in accordance with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) consistently applied throughout the periods involved (except as may be indicated therein or in the notes thereto) and (c) present, and will present, fairly in all material respects the consolidated financial position, results of operations and cash flows of Buyer and its consolidated subsidiaries as of the dates or for the periods indicated therein, subject, in the case of the unaudited statements, to normal year-end audit adjustments (which are not, individually or in the aggregate, material to Buyer) and the absence of footnote disclosure.

      4.6 Litigation. There is no Litigation pending or, to the knowledge of Buyer, threatened in writing to assert such Litigation against Buyer, by or before any Governmental Entity, or by or on behalf of any third party, which, if adversely determined, would reasonably be expected to result in a Buyer Material Adverse Effect or adversely affect the ability of Buyer to consummate the transactions contemplated by this Agreement and the Ancillary Agreements, and there are no outstanding judgments, decrees or orders of any court or Governmental Entity, affecting Buyer or its assets, which would reasonably be expected to result in a Buyer Material Adverse Effect or adversely affect the ability of Buyer to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

      4.7 Compliance with Laws. Each of Buyer and its Subsidiaries is, and, to the knowledge of Buyer, has been since December 31, 2001, in compliance in all material respects with all material applicable laws, statutes, ordinances, rules, orders, judgments, regulations and orders of all Governmental Entities.

      4.8 Financing. Buyer is not insolvent and will not be rendered insolvent as a result of any of the transactions contemplated by this Agreement. For purposes hereof, the term "solvency" means: (i) Buyer has or will have on the Closing Date immediately available funds in an amount sufficient to (A) consummate the transactions contemplated hereby, including paying the Initial Purchase Price and all related fees and expenses and (B) carry on and perform the obligations of the Continuing Business; (ii) Buyer is able to pay its debts or obligations in the ordinary course as they mature; and (iii) the fair salable value of Buyer's tangible assets is in excess of the total amount of its liabilities (including for purposes of this definition all liabilities, whether or not reflected on a balance sheet prepared in accordance with GAAP, consistently applied, and whether direct or indirect, fixed or contingent, secured or unsecured, and disputed or undisputed).

      4.9 Acquisition of the Shares for Investment; Securities Act. Buyer is acquiring the Shares for investment purposes only and not with any present intention of distributing or selling the Shares in violation of federal, state or other United States securities laws. Buyer agrees that it will not sell, transfer, offer for sale, pledge, hypothecate or otherwise dispose of the Shares in violation of any federal, state or other

United States securities laws. Buyer acknowledges that (a) neither the sale nor the offer of the shares of Buyer Common Stock issuable pursuant to the terms of this Agreement has been registered under the Securities Act, (b) such shares must be held until such shares are registered under the Securities Act or an exemption from registration is available, (c) a restrictive legend in the form set forth in the Stockholder's Agreement shall be placed on the certificates representing the shares of Buyer Common Stock issuable pursuant to the terms of this Agreement and (d) appropriate stop-transfer instructions shall be issued by Buyer to its stock transfer agent with respect to such shares.

      4.10 Investigation by Buyer. Buyer has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, software, technology and prospects of the Company, which investigation, review and analysis was done by Buyer and its affiliates and, to the extent Buyer deemed appropriate, by Buyer's representatives. Buyer acknowledges that Seller has provided Buyer with access to the properties, premises, contracts and records of the Company and its Subsidiaries for this purpose. Except as and to the extent expressly set forth herein and subject to the limitations and restrictions contained herein, Buyer
(i) acknowledges that, except for those representations or warranties expressly set forth in this Agreement, it shall not be entitled to rely on any representation or warranty, either express or implied, previously made by Seller, the Company or any of their respective agents, representatives, employees or affiliates as to the accuracy or completeness of any of the information provided or made available to Buyer or its agents or representatives, and (ii) agrees that none of Seller, the Company nor the Company's Subsidiaries or any of their respective agents, representatives, employees or affiliates has or shall have any liability or responsibility whatsoever to Buyer or any of its agents or representatives on any basis (including in contract or tort, under federal or state securities laws, or otherwise but excluding fraud) based upon any information provided or made available, or statements made, to Buyer or its agents or representatives prior to the date hereof.

      4.11 Brokers. Except for UBS Warburg LLC, no broker, finder or financial advisor or other person is entitled to any brokerage fees, commissions, finders' fees or financial advisory fees in connection with the transactions contemplated hereby or by the Ancillary Agreements by reason of any action taken by Buyer. Such fees and expenses of UBS Warburg LLC shall be borne by Buyer.

      4.12 NO OTHER REPRESENTATIONS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE IV, BUYER HAS NOT MADE AND DOES NOT HEREBY MAKE ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES, STATUTORY OR OTHERWISE, OF ANY NATURE, INCLUDING WITH RESPECT TO WARRANTIES OF TRANSFER WITH RESPECT TO THE TRANSFER OF THE BUYER SHARES, INCLUDING ANY EXPRESS OR IMPLIED WARRANTY UNDER SECTION 8-108 OF THE UNIFORM COMMERCIAL CODE, OR WITH RESPECT TO ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AS TO THE MERCHANTABILITY, QUALITY, QUANTITY, SUITABILITY OR

FITNESS FOR ANY PARTICULAR PURPOSE OR THE RESULTS OBTAINED BY THE BUYER OR THE BUYER SHARES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE IV, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, STATUTORY, COMMON LAW OR OTHERWISE, OF ANY NATURE, INCLUDING WITH RESPECT TO WARRANTIES OF TRANSFER WITH RESPECT TO THE TRANSFER OF THE BUYER SHARES, INCLUDING ANY EXPRESS OR IMPLIED WARRANTY UNDER SECTION 8-108 OF THE UNIFORM COMMERCIAL CODE, OR WITH RESPECT TO THE MERCHANTABILITY, QUALITY, QUANTITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR RESULTS TO BE OBTAINED OF THE BUYER OR THE BUYER SHARES ARE HEREBY DISCLAIMED BY BUYER.

                                   ARTICLE V.

                            COVENANTS OF THE PARTIES

      5.1 Conduct of the Company's Business. Except as contemplated by the terms of this Agreement or the Ancillary Agreements, or as set forth in Section 5.1 of the Disclosure Schedule, during the period from the date hereof to the Closing Date, Seller shall cause the Company and its Subsidiaries to conduct the Continuing Business only in the ordinary course consistent with past practice and, to the extent consistent therewith, to use commercially reasonable efforts to preserve their respective current material relationships with employees, customers, suppliers, distributors, lenders, creditors and others having business or financial dealings with them, to preserve intact the present business organization and assets of the Company and the Company Subsidiaries, to maintain in effect all material licenses, approvals and authorizations, and to notify Buyer of any event or occurrence material to, or not in the ordinary course of business consistent with past practice of, the Company and its Subsidiaries. For the avoidance of doubt, Buyer acknowledges that the Company may pay cash dividends to Seller at any time and from time to time prior to the Closing Date. Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement or the Ancillary Agreements, or as set forth in Section 5.1 of the Disclosure Schedule, during the period from the date of this Agreement to the Closing Date, without the prior written consent of Buyer (which will not be unreasonably withheld, delayed or conditioned), Seller, with respect to the Continuing Business, shall not permit the Company or any of the Company's Subsidiaries to:

            (a) create, incur, assume or guarantee any indebtedness for borrowed money to any third party (including obligations in respect of capital leases), sell debt securities or rights to acquire debt securities, or request advances or drawdowns on any existing indebtedness, in each case in an amount in excess of $100,000, individually and collectively in all cases in an aggregate amount in excess of $10,000,000;

            (b) issue, sell or deliver (or authorize the same) any shares of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock, or grant or enter into any options, warrants, rights, agreements or commitments with respect to the issuance of its capital stock, or amend any terms of any such securities or agreements;

            (c) increase the rate of compensation of, or pay or agree to pay any bonus or benefit to, its directors or officers, except as may be required by any existing plan, including, any Benefit Plan, agreement or arrangement, and except in the ordinary course of business, including as part of the Company's and its Subsidiaries' annual merit cycle;

            (d) enter into, adopt or amend in any material respect any written employment (that is not terminable at will), severance or change of control agreement, except as required by law, adopt or modify any employee retention program or Benefit Plan, make any contributions to any Benefit Plan not within the ordinary course of business consistent with past practices, or take any action that results in an acceleration of vesting or timing of any employee benefit (other than by virtue of the terms of any existing Benefit Plan or as required by applicable law);

            (e) sell, lease, encumber, transfer, or otherwise dispose of any properties or assets, real, personal or mixed other than in the ordinary course of business consistent with past practice; except that (i) the scope of this covenant shall not include the granting of Software licenses or the provision of services by the Company or any Subsidiary, and (ii) in no event shall the aggregate value of such properties and assets disposed of in the ordinary course of business exceed $1,000,000;

            (f) actively work to acquire by merging or consolidating with, or by purchasing the stock or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise actively working to acquire any assets (other than inventory in the ordinary course of business of the Company and its Subsidiaries and other than as permitted by clause (i) below) for consideration having a fair value in excess of $1,000,000, for any single transaction or series of related transactions, or $10,000,000 in the aggregate;

            (g) enter into any covenants not to compete and any other contracts or agreements which limit or restrict the ability of the Company or its Subsidiaries to compete in any line of business in which the Continuing Business currently operates other than such contracts or agreements entered into in the ordinary course of business consistent with past practice;

            (h) enter into any entity joint venture, jointly owned partnership or other similar joint ownership agreements other than such agreements (i) entered into in the ordinary course of business consistent with past practice and (ii) that do not involve capital contributions by the Company and its Subsidiaries in excess of $1,000,000, individually, and $5,000,000, in the aggregate;

            (i) make or incur any capital expenditure that is not currently approved in writing or budgeted and, in either case, disclosed to Buyer prior to the date hereof and which is, individually, in excess of $1,000,000 or are, in the aggregate, in excess of $5,000,000;

            (j) amend its Articles of Incorporation or By-laws;

            (k) change any material election related to Taxes (unless required by law);

            (l) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of either of the Company or of any if its Subsidiaries or otherwise sell all or substantially all of the assets of the Company or of its Subsidiaries (other than in accordance with this Agreement);

            (m) settle or compromise any pending material Litigation with respect to the Continuing Business;

            (n) make any change in any method of accounting or accounting practice or policy other than those required by GAAP; or

            (o) agree in writing to do any of the foregoing.

      5.2 Access to Information Prior to the Closing; Confidentiality; Cooperation.

            (a) During the period from the date of this Agreement through the Closing Date, Seller shall, and shall cause the Company and its Subsidiaries to, give Buyer and its authorized employees, accountants, counsel and other representatives (such entities and representatives other than Buyer being referred to as "Buyer Representatives") reasonable access during regular business hours to all offices, personnel, facilities, books and records of the Company or its Subsidiaries as they may reasonably request; provided, however,
(i) that Buyer and Buyer Representatives shall take such action as is deemed necessary in the reasonable judgment of Seller and the Company to schedule such access and visits through only those specifically identified representatives of Seller and in such a way as to avoid unreasonably disrupting the normal business of the Company and its Subsidiaries; (ii) the Company and its Subsidiaries shall not be required to take any action which would constitute a waiver of the attorney-client or other privilege; (iii) the Company and its Subsidiaries need not supply Buyer with any information which, in the reasonable judgment of Seller or the Company, after commercially reasonable efforts to obtain any necessary consent or waiver, the Company or any of its Subsidiaries is under a legal obligation not to supply; (iv) except as specifically provided in this Agreement, Buyer shall not be permitted to perform environmental sampling or testing except pursuant to the prior written consent of Seller which shall not be unreasonably withheld; (v) except pursuant to the prior written consent of Seller which shall not be unreasonably withheld, Buyer shall not be permitted to contact any of the Company's or Subsidiaries' customers or vendors to inquire on the scope, price, quality or quantity of the Company's or its Subsidiaries' products or services to such customer, (vi) that Seller, the Company and the Company's Subsidiaries shall not be required to supply Buyer with any information that does not relate to the Continuing Business, including any information with respect to the telecommunications and output processing businesses of the Company or its Subsidiaries; and (vii) that Buyer shall supply information and provide access solely to those Buyer Representatives to the extent Buyer reasonably deems necessary to disclose such information or provide such access in order to consummate the transactions contemplated hereby and by the Ancillary Agreements.

            (b) During the period from the date of this Agreement through the Closing Date, Buyer shall, and shall cause its Subsidiaries to, give Seller and its authorized employees, accountants, counsel and other representatives (such entities and representatives other than Seller being referred to as "Seller Representatives") reasonable access during regular business hours to all offices, personnel, facilities, books and records of Buyer or its Subsidiaries as they may reasonably request; provided, however, (i) that Seller and Seller Representatives shall take such action as is deemed necessary in the reasonable judgment of Buyer to schedule such access and visits through only those specifically identified representatives of Buyer and in such a way as to avoid unreasonably disrupting the normal business of Buyer; (ii) Buyer and its Subsidiaries shall not be required to take any action which would constitute a waiver of the attorney-client or other privilege; (iii) Buyer need not supply Seller with any information which, in the reasonable judgment of Buyer and after commercially reasonable efforts to obtain any necessary consent or waiver, Buyer or any of its Subsidiaries is under a legal obligation not to supply; (iv) Seller shall not be permitted to perform environmental sampling or testing except pursuant to the prior written consent of Buyer which shall not be unreasonably withheld; (v) Seller shall not be permitted to contact any of Buyer's customers or vendors to inquire on the scope, price, quality or quantity of the Buyer's products or services to such customer and (vi) that Seller shall supply information and provide access solely to those Seller Representatives to the extent Seller reasonably deems necessary to disclose such information or provide such access in order to consummate the transactions contemplated hereby and by the Ancillary Agreements.

            (c) Seller, the Company, and Buyer shall hold and shall cause their respective Representatives to hold any information which it or they receive in connection with the activities and transactions contemplated by this Agreement and the Ancillary Agreements in strict confidence in accordance with and subject to the terms of the confidentiality agreements between Buyer and Seller (the "Confidentiality Agreements"); provided, however, that, notwithstanding anything to the contrary herein or in the Confidentiality Agreements, Buyer and Seller shall be permitted to use and disclose such information (other than proprietary information of Seller, the Company or the Company's Subsidiaries or of Buyer) to the extent they reasonably deem necessary in order to consummate the transactions contemplated by this Agreement. Effective upon, and only upon, the Closing, the Confidentiality Agreements shall terminate with respect to information relating solely to the Continuing Business; provided, however, that Buyer and Seller acknowledge that any and all other information provided to it by the other party shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing Date.

      5.3 Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement and the Ancillary Agreements at the earliest practicable date.

      5.4 Consents.

            (a) Without limiting the generality of Section 5.3 hereof, each of the parties hereto shall use commercially reasonable efforts to obtain all consents and approvals of all third parties for Material Contracts and all material licenses, permits, authorizations and approvals of all Governmental Entities necessary in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements prior to the Closing. Each of the parties hereto shall make or cause to be made all filings and submissions under laws and regulations applicable to it as may be required for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements. In addition to the foregoing, Buyer agrees to provide such assurances as to financial capability, resources and creditworthiness as may be reasonably requested by any third party whose consent or approval is sought hereunder. Buyer and Seller shall coordinate and cooperate with each other in exchanging such information and assistance as any of the parties hereto may reasonably request in connection with the foregoing.

            (b) Seller and Buyer shall, and shall cause their respective Subsidiaries to, use their commercially reasonable efforts (but without any payment of money by Seller, its Subsidiaries or Buyer) to obtain the consent or approval of the other parties to any Material Contract or any claim or right or any benefit arising thereunder as Buyer may reasonably request. If such consent or approval is not obtained, or would be ineffective, violate any applicable law or would adversely affect the rights of Seller or its Subsidiaries thereunder so that Buyer would not in fact receive all such rights, Seller and Buyer shall cooperate in a mutually agreeable arrangement under which Buyer would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including sub-contracting, sub-licensing, or sub-leasing to Buyer, or under which Seller and its Subsidiaries would enforce for the benefit of Buyer, with Buyer assuming Seller's or such Subsidiary's obligations, any and all rights of Seller and its Subsidiaries against a third party thereto; provided, however, that Seller or its Subsidiaries shall not be materially and adversely affected as a result of providing such benefits. Except for those consents and approvals set forth in Section 9.1(f) of the Disclosure Schedule or Section 9.1(f) of this Agreement, the failure to obtain any consent or approval pursuant to this Section 5.4 shall not result in a delay of the Closing or be deemed to be a failure to satisfy any of the conditions set forth in Section 9.1 of this Agreement. Seller shall promptly pay to Buyer when received all monies received by Seller or its Subsidiaries under any Material Contract or any claim or right or any benefit arising thereunder, except to the extent the same represents an Excluded Asset. Buyer shall, and shall cause its affiliates to, timely perform all obligations of Seller or its

Subsidiaries with respect to any Material Contract to the extent Buyer or its affiliates are provided with benefits thereunder.

      5.5 Antitrust Notification.

            (a) Subject to Section 10.2(b) hereof, Buyer and Seller shall use their respective reasonable best efforts to obtain all authorizations or waivers required under the HSR Act to consummate the transactions contemplated hereby and by the Ancillary Agreements, including, making all filings with the Antitrust Division of the Department of Justice ("DOJ") and the Federal Trade Commission ("FTC") required in connection therewith (the initial filing to occur no later than five (5) business days following the execution and delivery of this Agreement) and responding as promptly as practicable to all inquiries received from the DOJ or FTC for additional information or documentation. Each of Buyer and Seller shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. Seller and Buyer shall keep each other appraised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ.

            (b) Seller agrees to promptly take, or cause its Subsidiaries to take, if required by the DOJ or the FTC, any state attorney general or its staff or any other federal, state, local or foreign Governmental Entity, in each case, in order to consummate the transactions contemplated hereby and by the Ancillary Agreements, all reasonable steps (including executing agreements and submitting to judicial or administrative orders) to secure government antitrust or regulatory clearance (including executing agreements and submitting to judicial or administrative orders) to secure government antitrust or regulatory clearance (including by avoiding or setting aside any preliminary or permanent injunction or other order); except that (other than as contemplated hereby) in no event shall Seller be required to taking any steps to make arrangements for or to effect the sale or other disposition of particular assets or categories of assets or businesses of Seller or holding separate, pending such sale or other disposition of particular assets or categories of assets, businesses or voting securities of Seller or to incur any other material restrictions on the conduct of business by Seller or its affiliates (a "Seller Burdensome Condition").

            (c) Buyer agrees to promptly take, or cause its Subsidiaries to take, if required by the DOJ or the FTC, any state attorney general or its staff or any other federal, state, local or foreign Governmental Entity, in each case, in order to consummate the transactions contemplated hereby or by the Ancillary Agreements, all reasonable steps (including executing agreements and submitting to judicial or administrative orders) to secure government antitrust or regulatory clearance (including by avoiding or setting aside any preliminary or permanent injunction or other order); except that in no event shall Buyer be required to taking any steps to make arrangements for or to effect the sale or other disposition of particular assets or categories of assets or businesses of Buyer or holding separate, pending such sale or other disposition of particular assets or categories of assets, businesses or voting securities of Buyer or to incur any other material restrictions on the conduct of business by Buyer or its affiliates (a "Buyer Burdensome Condition").

      5.6 Public Announcements. Seller and Buyer shall not, and Seller shall cause the Company and its Subsidiaries not to, issue any public report, statement or press release or otherwise make any public statement with respect to this Agreement or the Ancillary Agreements and the transactions contemplated hereby or thereby, from the date hereof through the Closing Date, without prior consultation with and approval of the other party (which approval shall not be unreasonably withheld, delayed or conditioned), except as may be required by law or securities exchange regulations applicable to any such party, in which case such party shall advise the other party and discuss the contents of the disclosure before issuing any such report, statement or press release. In addition, Buyer shall not make any general communication to suppliers, lenders, creditors, distributors, employees, customers or others having business or financial relationships with the Company or any of its Subsidiaries pertaining to this Agreement or the Ancillary Agreements and the transactions contemplated hereby or thereby, without the prior written approval of Seller (which approval will not be unreasonably withheld, delayed or conditioned). Immediately following the execution and delivery of this Agreement, Seller and Buyer shall issue a press release to be mutually agreed upon with respect to this Agreement and the transactions contemplated hereby.

      5.7 Supplemental Disclosure.

            (a) Seller shall from time to time prior to the Closing promptly supplement or amend the Disclosure Schedule (each such supplemental or amended disclosure, the "Supplemental Disclosure") with respect to (i) any matter that existed as of the date of this Agreement and should have been set forth or described in the Disclosure Schedule and (ii) any matter arising after the date of this Agreement which is required to be set forth or described in the Disclosure Schedule. Any such supplemental or amended disclosure shall not be deemed to have been disclosed as of the date of this Agreement unless expressly consented to in writing by Buyer. Notwithstanding the foregoing, no such supplement or amended disclosure shall affect any of Buyer's rights with respect to determining whether the conditions set forth in Article IX are satisfied.

            (b) Seller shall promptly notify Buyer of, and furnish Buyer any information it may reasonably request with respect to, the occurrence, to the knowledge of Seller, of any event or condition or the existence, to the knowledge of Seller, of any fact that would cause any of the conditions to Buyer's obligation to consummate the purchase and sale of the Shares not to be fulfilled.

      5.8 Certain Licenses and Permits. Seller covenants that all licenses, permits and authorizations which are held in the name of Seller or any of its affiliates (other than the Company and its Subsidiaries) or any employee, officer, director, stockholder or agent of Seller or any of its affiliates (including the Company and its Subsidiaries) or otherwise on behalf of the Company or any of its Subsidiaries used primarily in the Continuing Business shall be duly and validly transferred, to the extent transferable, to the Company without consideration prior to the Closing and that the warranties, representations, covenants and conditions contained in this Agreement shall apply to the same as if held by the Company or such Subsidiary as of the date hereof.

      5.9 Records.

            (a) On the Closing Date or as soon as practicable thereafter, Seller shall deliver or cause to be delivered to Buyer to the extent reasonably practicable all original agreements, documents, books, records and files (collectively, "Records"), if any, in the possession of Seller relating primarily to the Continuing Business of the Company and its Subsidiaries to the extent not then in the possession of the Company and its Subsidiaries, subject to the following exceptions:

                  (i) Buyer recognizes that certain Records may contain incidental information relating to the Company and its Subsidiaries or may relate primarily to Subsidiaries or divisions of Seller other than the Company and its Subsidiaries, including with respect to the Excluded Assets, and that Seller may retain such Records and shall provide copies of the relevant portions thereof to Buyer; and

                  (ii) Seller may retain all Records prepared primarily in connection with the sale of the Shares, including bids received from other parties and analyses relating to the Company and its Subsidiaries.

            (b) Except for books and records relating to Taxes, which are addressed by Section 6.1(b)(vi), following the Closing, Buyer shall permit Seller and its authorized representatives, during normal business hours and upon reasonable notice, to have reasonable access to, and examine and make copies of, all books, records and personnel of the Company which relate to transactions or events occurring prior to the Closing ("Pre-Closing Transactions") or transactions or events occurring subsequent to the Closing which are related to or arise out of Pre-Closing Transactions, to the extent such Pre-Closing Transactions relate to liabilities retained by Seller pursuant to this Agreement or as necessary to comply with applicable financial reporting obligations. Buyer agrees that it shall retain all such books and records for a period of seven years following the Closing, or for such longer period following the Closing as may be required by law.

      5.10 Listing Application. Buyer shall make an application to list the shares of Buyer Common Stock comprising the Buyer Shares on the NYSE and shall execute and deliver such further documents and instruments and take such further actions necessary to consummate such listing on or prior to the Closing.

      5.11 Conduct of Buyer Except as contemplated by the terms of this Agreement, during the period from the date hereof to the Closing Date, without the prior written consent of Seller (which will not be unreasonably withheld, delayed or conditioned), Buyer shall not:

            (a) create, incur, assume or guarantee any indebtedness for borrowed money to any third party, sell debt securities or rights to acquire debt securities, in an amount in excess of $300,000,000 in the aggregate (other than in connection with advances, refinancings or drawdowns on any existing indebtedness);

            (b) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

            (c) repurchase more than two percent of its currently issued and outstanding capital stock;

            (d) make any dividend or distribution with respect to any shares of its capital stock (other than regular quarterly dividend of Buyer not in excess of $0.15 per share);

            (e) issue, sell or deliver (or authorize the same) more than 1,000,000 shares of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock, or grant or enter into any options, warrants, rights, agreements or commitments with respect to the issuance of more than 1,000,000 shares of its capital stock, or amend any terms of any such securities or agreements (other than (i) in connection with the issuance of shares pursuant to employee stock options outstanding on the date hereof or granted hereafter in the ordinary course of business, (ii) as required pursuant to any agreement to which Buyer is a party, or an employee benefit plan of Buyer, which agreement or plan is in existence as of the date hereof, and
(iii) in connection with the issuance of any indebtedness permitted under
Section 5.11(a) above);

            (f) except for transactions signed and announced prior to the date of this Agreement, acquire by merging or consolidating with, or by purchasing the stock or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets for consideration having a fair value in excess of $50,000,000 in the aggregate;

            (g) sell or otherwise dispose of any portion of the operating business of Buyer having a fair value in excess of $100,000,000 in the aggregate;

            (h) amend its Certificate of Incorporation or By-laws (other than as required to elect Seller's designee to Buyer's board of directors;

            (i) agree in writing to do any of the foregoing.

                                   ARTICLE VI.

                              ADDITIONAL AGREEMENTS

               6.1   Tax Matters.

                     (a)      Section 338(h)(10) Election.

                        (i) Seller and Buyer shall jointly make an election under Section 338(h)(10) of the Code (and any comparable provision of applicable state or local income tax law) and jointly prepare and timely file a Form 8023 with respect to the purchase of the stock of the Company by Buyer (and with respect to those Subsidiaries of the Company for which such an election may be made) and shall cooperate with each other to take all actions necessary and appropriate (including filing such additional forms, returns, elections schedules and other documents as may be required) to effect and preserve a timely election, in accordance with the provisions of Treasury Regulation
Section 1.338(h)(10)-1 (or any comparable provisions of state or local tax law) (the "Election").

                        (ii) In connection with the Election, Buyer and Seller shall mutually prepare a Form 8883 (or successor form) with any attachments, and any comparable forms required by provisions of state or local law. With the cooperation of Seller, Buyer shall prepare a draft Form 8883 and provide such draft Form 8883 to Seller within twenty (20) days after provision of the Conclusive Statement and Conclusive Adjustment Statement as provided in Section 1.6(c) hereof. If, within twenty (20) days of the receipt of the draft Form 8883, Buyer notifies Seller that it disagrees with the draft Form 8883, then Seller and Buyer shall attempt to resolve their disagreement within the twenty
(20) days following Seller's notification to Buyer of such disagreement, otherwise, the draft Form 8883 shall become the Final Form 8883. If Seller and Buyer are unable to resolve their disagreement, the dispute shall be submitted to such internationally recognized accounting firm as Seller and Buyer shall in good faith agree (the "Independent Accounting Firm"), whose expense shall be borne equally by Seller and Buyer, for resolution within twenty (20) days of such submission. The Form 8883 delivered by the Independent Accounting Firm shall be the Final Form 8023. The Final Form 8883 shall be binding on Seller, Buyer, and their respective affiliates. Seller and Buyer shall take no position, and cause their respective affiliates to take no position, inconsistent with the Final Form 8883.

                        (iii) Buyer and Seller shall mutually prepare any forms or schedules similar to Form 8023 and 8883that are required for provisions of state or local law that are comparable to Treasury Regulation Section 1.338(h)(10-1) in a manner similar to the above procedure. In the event that the Final Form 8023 and 8883 (or similar forms or schedules required for provisions of state or local law) is disputed by any Taxing authority, the party receiving written notice of the dispute shall promptly notify the other party hereto concerning such dispute.

                     (b)      Tax Return Filings, Refunds, and Credits.

                        (i) Seller shall timely prepare and file (or cause such preparation and filing) with the appropriate Tax authorities all Tax Returns (including any Consolidated Income Tax Returns) with respect to the Continuing Business, the Company and its Subsidiaries for Tax periods that end on or before the Closing Date (the "Seller Returns"), and will pay (or cause to be paid) all Taxes due with respect to the Seller Returns.

                        (ii) Buyer shall timely prepare and file (or cause such preparation and filing) with the appropriate Tax authorities all Tax Returns with respect to the Continuing Business, the Company, and its Subsidiaries for all Tax periods that include the Closing Date (the "Straddle Period Returns"). Buyer shall provide Seller with copies of any Straddle Period Returns at least forty-five (45) business days prior to the due date thereof (giving effect to any extensions thereto), accompanied by a statement (the "Straddle Statement") setting forth and calculating in reasonable detail the Pre-Closing Taxes (as defined below). If Seller agrees with the Straddle Period Return and Straddle Statement, Seller shall pay to Buyer an amount equal to the Pre-Closing Taxes shown on the Straddle Statement not later than two business days before the due date (including any extensions thereof) for payment of Taxes with respect to such Straddle Period Return. If, within fifteen (15) days of the receipt of the Straddle Period Return and Straddle Statement, Buyer notifies Seller that it disputes the manner of preparation of the Straddle Period Return or the Pre-Closing Taxes shown on the Straddle Statement, then Buyer and Seller shall attempt to resolve their disagreement within the five (5) days following Buyer's notification of Seller of such disagreement. If Buyer and Seller are unable to resolve their disagreement, the dispute shall be submitted to the Independent Accounting Firm, whose expense shall be borne equally by Buyer and Seller, for resolution within twenty (20) days of such submission. The decision of the Independent Accounting Firm with respect to such dispute shall be binding upon Buyer and Seller, and Seller shall pay to Buyer an amount equal to the Pre-Closing Taxes as decided by the Independent Accounting Firm not later than two business days before the due date (including any extensions thereof) for payment of Taxes with respect to such Straddle Period Return.

                        (iii) From and after the Closing Date, Buyer and its affiliates (including the Company and the Company Subsidiary) shall not file any amended Tax Return, carryback claim, or other adjustment request with respect to the Continuing Business, the Company or its Subsidiaries for any Tax period that includes or ends on or before the Closing Date unless Seller consents in writing; provided, however, that with respect to any Straddle Period, such consent shall not be unreasonably withheld, delayed or conditioned, provided Buyer has made arrangements to the reasonable satisfaction of Seller to make

Seller whole for any detriment or cost incurred (or to be incurred) by Seller as a result of such amended Tax Return, carryback claim or other adjustment request.

                        (iv) For purposes of this Agreement, in the case of any Taxes of the Continuing Business, the Company, or its Subsidiaries that are payable with respect to any Straddle Period, the portion of any such Taxes that constitutes "Pre-Closing Taxes" shall: (A) in the case of Taxes that are either
(x) based upon or related to income or receipts or (y) imposed in connection with any sale, transfer or assignment or any deemed sale, transfer or assignment of property (real or personal, tangible or intangible) be deemed equal to the amount that would be payable if the Tax period ended on the Closing Date and (B) in the case of Taxes (other than those described in clause (A)) imposed on a periodic basis with respect to the business or assets of the Continuing Business, the Company, or its Subsidiaries or otherwise measured by the level of any item, be deemed to be the amount of such Taxes for the entire Straddle Period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding Tax period) multiplied by a fraction the numerator of which is the number of calendar days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period. For purposes of clause
(A) of the preceding sentence, any exemption, deduction, credit or other item that is calculated on an annual basis shall be allocated to the portion of the Straddle Period ending on the Closing Date on a pro rata basis determined by multiplying the total amount of such item allocated to the Straddle Period times a fraction, the numerator of which is the number of calendar days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period. In the case of any Tax based upon or measured by capital (including net worth or long-term debt) or intangibles, any amount thereof required to be allocated under this Section 6.1(b)(iv) shall be computed by reference to the level of such items on the Closing Date. The parties hereto shall, to the extent permitted by applicable law, elect with the relevant Tax authority to treat a portion of any Straddle Period as a short taxable period ending as of the close of business on the Closing Date. For purposes of this Agreement, "Post-Closing Taxes" shall include any Taxes of the Continuing Business, the Company, and its Subsidiaries that are payable with respect to a Straddle Period, except for the portion of any such Taxes that constitutes Pre-Closing Taxes.

                        (v) Seller and Buyer shall reasonably cooperate in preparing and filing all Tax Returns with respect to the Continuing Business, the Company, and its Subsidiaries, including maintaining and making available to each other all records reasonably necessary in connection with Taxes of the Continuing Business, the Company, or its Subsidiaries and in resolving all disputes and audits with respect to all Tax periods relating to Taxes of the Continuing Business, the Company, and its Subsidiaries. Buyer shall prepare (or cause such preparation) within forty-five (45) days after the Closing Date, usual and customary Consolidated Income Tax Return reporting packages with respect to the Company and its Subsidiaries for the taxable period beginning January 1,

2002, and ending as of December 31, 2002, and the taxable period beginning January 1, 2003, and ending as of the Closing Date.

                        (vi) For a period of six years after the Closing Date, Seller and its representatives shall have reasonable access to the books and records (including the right to make extracts thereof) of the Continuing Business, the Company, and its Subsidiaries to the extent that such books and records relate to Taxes and to the extent that such access may reasonably be required by Seller in connection with matters relating to or affected by the operation of the Continuing Business (including the Company's Subsidiaries) prior to the Closing Date. Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours. If Buyer shall desire to dispose of any of such books and records prior to the expiration of such six-year period, Buyer shall, prior to such disposition, give Seller a reasonable opportunity, at Seller's expense, to segregate and remove such books and records as Seller may select. In addition to the foregoing, the parties agree to cooperate with each other with respect to the defense of any claims or litigation relating to Taxes pertaining to the Continuing Business, the Company, or the its Subsidiaries, provided that the party requesting such cooperation shall reimburse the other party for the other party's reasonable out-of-pocket costs and expenses of furnishing such cooperation.

                        (vii) If a Tax Indemnified Party (as defined below) receives a refund or credit or other reimbursement with respect to Taxes for which it would be indemnified under this Agreement, the Tax Indemnified Party (as defined below) shall pay over such refund or credit or other reimbursement to the Tax Indemnifying Party.

                        (viii) To the maximum extent allowed by law, Buyer must carry back any Tax Benefit (as defined below) which is attributable to the Continuing Business, the Company, or any of its Subsidiaries for any Tax period ending on or before the Closing Date or the portion of the Straddle Period ending on the Closing Date unless Buyer requests and obtains the written consent of Seller to do otherwise.

                        (ix) Buyer shall not, and shall cause the Company and its Subsidiaries not to, make, amend or revoke any Tax election if such action would adversely affect any Seller or its affiliates with respect to any Tax period ending on or before the Closing Date or for the portion of a Straddle Period ending on the Closing Date or any Tax refund with respect thereto.

                        (x) For purposes of this Agreement, a "Consolidated Income Tax Return" is any income Tax Return filed with respect to any consolidated, combined, affiliated or unified group provided for under Section 1501 of the Code and the Treasury regulations under Section 1502 of the Code, or any comparable provisions of foreign, state or local law, other than any income Tax Return that includes only the Company and the Company Subsidiary.

                     (c)      Indemnity for Taxes.

                        (i) Seller hereby agrees to indemnify Buyer and its affiliates against and hold them harmless from all liability for (i) all Taxes imposed on the Continuing Business, the Company, or its Subsidiaries with respect to Tax periods ending on or before the Closing Date, (ii) Pre-Closing Taxes determined pursuant to Section 6.1(b)(iv) with respect to any Straddle Period, and (iii) all Taxes that are attributable to Seller or any member (other than the Company or its Subsidiaries) of an Affiliated Group to which Seller is or was the common parent prior to the Closing Date that is imposed under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Tax law) by reason of the Company or any of its Subsidiaries being included in any such Tax group.

                        (ii) Buyer, the Company, and its Subsidiaries hereby agree to indemnify Seller and its affiliates against and hold them harmless from all liability for (i) all Taxes of the Continuing Business, the Company, and its Subsidiaries with respect to Tax periods beginning after the Closing Date and
(ii) Post-Closing Taxes as determined pursuant to Section 6.1(b)(iv) with respect to any Straddle Period.

                        (iii) The obligation of Seller to indemnify and hold harmless Buyer, on the one hand, and the obligations of Buyer, the Company, and its Subsidiaries to indemnify and hold harmless Seller, on the other hand, pursuant to this Section 6.1(c), shall terminate upon the expiration of the applicable statutes of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

                        (iv) A party seeking indemnification provided for under this Agreement (a "Tax Indemnified Party") in respect of Taxes arising out of or involving a claim or demand made by any person, including a Tax authority, against such party (a "Tax Third Party Claim") must notify the party from whom such indemnification is sought (the "Tax Indemnifying Party") in writing of the Tax Third Party Claim as promptly as possible but in no event later than ten
(10) days after receipt by the Tax Indemnified Party of written notice of the Tax Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Tax Indemnifying Party shall have been prejudiced as a result of such failure (except that the Tax Indemnifying Party shall not be liable for any expenses incurred during the period in which the Tax Indemnified Party failed to give such notice). Thereafter, the Tax Indemnified Party shall deliver to the Tax Indemnifying Party, as promptly as possible but in no event later than ten (10) days after the Tax Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Tax Indemnified Party, relating to the Tax Third Party Claim.

            If a Tax Third Party Claim is made against the Tax Indemnified Party, the Tax Indemnifying Party shall be entitled to participate in the defense thereof and to assume the defense thereof with counsel or other Tax advisors selected by the Tax Indemnifying Party. If the Tax Indemnifying Party assumes such defense, the Tax Indemnifying Party shall not be liable to the Tax Indemnified Party for legal or other expenses subsequently incurred by the Tax Indemnified Party in connection with the defense thereof. If the Tax Indemnifying Party assumes such defense, the Tax Indemnified Party shall have the right to participate in the defense thereof and to employ counsel or other Tax advisors, at its own expense separate from the counsel or other Tax advisors employed by the Tax Indemnifying Party. Whether or not the Tax Indemnifying Party chooses to defend or prosecute any Tax Third Party Claim, all of the parties hereto shall reasonably cooperate in the defense or prosecution thereof. Such cooperation shall include the provision to the Tax Indemnifying Party of records and information which are reasonably relevant to such Tax Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Tax Indemnifying Party shall have assumed the defense of a Tax Third Party Claim, the Tax Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Tax Third Party Claim without the Tax Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

                        (d) Transfer and Similar Taxes. Notwithstanding any other provisions of this Agreement to the contrary, all sales, use, transfer, gains, stamp, duties, recording and similar Taxes (collectively, "Transfer Taxes") incurred in connection with the transactions contemplated by this Agreement and the Ancillary Agreements shall be borne one-half by Buyer and one-half by Seller, and Seller shall accurately file all necessary Tax Returns and other documentation with respect to Transfer Taxes and timely pay all such Transfer Taxes. Buyer shall have reasonable opportunity to review and comment on any such Tax Return prior to filing and shall pay to Seller one-half of the Transfer Tax shown to be due on the Return within ten (10) business days after such Tax Return is given to Buyer. If required by applicable law, Buyer will join in the execution of any such Return.

                        (e) Termination of Tax Sharing Agreements. On or prior to the Closing Date, any agreement with respect to Taxes to which the Company or any of its Subsidiaries is a party shall be terminated (other than agreements, arrangements or practices solely between or among the Company and its Subsidiaries), all obligations thereunder shall be settled, and no additional payments shall be made under any provisions thereof after the Closing Date.

               6.2   Company Employees; Employee Contracts and Benefits.

                        (a) Continuation of Employment. Effective as of the Closing Date, Buyer shall cause each Transferred Business Company (as hereinafter defined) to continue the employment with such Transferred Business Company of all employees indicated on Section 6.2(a) of the Disclosure Schedule of the applicable Transferred Business Company as of the Closing Date. Within 30 days prior to the Closing, Seller shall deliver to Buyer Section 6.2(a) of the Disclosure Schedule, and at the Closing, Seller shall deliver to Buyer an updated Section 6.2(a) of the Disclosure Schedule that supercedes any earlier delivered Section 6.2(a) of the Disclosure Schedule. If Buyer terminates, or causes the applicable Transferred Business Company to terminate, the employment of any Continuing Business Employee at any time on or after the Closing Date, Buyer shall be responsible for the costs and consequences of any such termination and shall indemnify and hold harmless Seller against any Losses arising in connection therewith.

                        (b) Compensation and Benefits. Upon the Closing Date, Buyer shall or shall cause, as applicable, a Transferred Business Company or a Subsidiary of Buyer to offer compensation (including base salary or wage rate, variable compensation and long-term compensation) and employee benefits to the Continuing Business Employees substantially similar, in the aggregate, to those provided to similarly situated employees of Buyer. Any employee benefits provided to such Continuing Business Employees will be provided under existing or newly established employee benefit plans which will, in either case, be employee benefit plans of Buyer, a Subsidiary of Buyer, or a Transferred Business Company (any such employee benefit plan in which Continuing Business Employees participate, the "Applicable Buyer Plan") and which may be modified at any time. Continuing Business Employees shall cease participation, vesting, benefit and service accruals under all Benefit Plans of Seller immediately upon the Closing Date.

                        (c) Benefit Plan Liabilities. All Benefit Plan liabilities accrued by the Company prior to the Closing Date shall be the liability of and paid by Seller in accordance with applicable requirements. Seller shall not be liable for any liabilities that are incurred, or that relate to any period, on or after the Closing Date.

                        (d) Certain Other Liabilities. As of the Closing Date, Seller shall be responsible for and pay any liability or obligation relating to or arising under any employee benefit or compensation plan, agreement, arrangement, or program accrued through, or attributable to any period prior to, the Closing Date, as well as accrued wages and workers' compensation, and sick day benefits accrued through, or attributable to, any period prior to the Closing Date, Buyer and any appropriate Transferred Business Company shall be deemed to assume and be solely responsible for all liabilities and obligations whatsoever with respect to Continuing Business Employees from and after the Closing Date.

                     (e)      Participation and Service Credit.

                        (i) Except as otherwise expressly provided in this Agreement, effective on the Closing Date, Buyer and the Transferred Business Companies shall give Continuing Business Employees service credit for purposes of eligibility and vesting under any Applicable Buyer Plan to the extent such service was recognized under the corresponding Benefit Plan of Seller for the plan or benefit year which includes the Closing Date.

                        (ii) Any Applicable Buyer Plan providing health benefits shall provide that each Continuing Business Employee shall be immediately eligible to participate in and receive coverage under the Applicable Buyer Plan immediately after the Closing Date. Seller shall submit, to the extent allowable by law, to Buyer within 30 days after the Closing Date a list of each of the Continuing Business Employees' copayment amounts, deductibles and out-of-pocket maximums and indicating whether or not each has satisfied any pre-existing condition limitation periods or evidence of insurability requirements under the Seller Welfare Plans in order for Buyer to waive any restrictions on coverage for pre-existing conditions or requirements for evidence of insurability under the Applicable Buyer Plan for Continuing Business Employees to the extent such restrictions have been or would have been satisfied under the Seller Welfare Plans. Continuing Business Employees shall receive credit, based on the information provided by Seller, under each Applicable Buyer Plan for co-payments and payments under a deductible limit made by them and for out-of-pocket maximums and similar limits applicable to them during the plan year of the Seller Welfare Plan in which the Closing Date occurs in accordance with the corresponding Seller Welfare Plan. If Seller does not provided the list, Buyer is only obligated under this section to provide immediate coverage and eligibility under the Applicable Buyer Plan to Continuing Business Employees.

                        (f) Certain Plans and Agreements. Seller agrees to honor and pay on the Closing Date the retention and transaction incentive compensation arrangements and agreements set forth on Section 6.2(f) of the Disclosure Schedule hereto (the "Listed Agreements") for Continuing Business Employees.

                        (g) Vacation and Holiday Entitlements. As of the Closing Date, Buyer shall (i) cause the Transferred Business Companies to continue to provide to the Continuing Business Employees, for the balance of the calendar year during which the Closing occurs, the vacation and holiday entitlements set forth on Section 6.2(g) of the Disclosure Schedule ("Vacation Entitlements") that are substantially equivalent to the Vacation Entitlements of the Continuing Business Employees under the applicable Vacation Entitlement policy in effect immediately prior to the Closing Date and (ii) assume all obligations to Continuing Business Employees with respect to the accrued Vacation Entitlements.

                        (h) Seller 401(k) Plan. Effective as of the Closing Date, all Continuing Business Employees shall cease participation in Seller 401(k) Plan. No asset transfer from the trustee of the Seller 401(k) Plan shall occur in connection with this Agreement or the sale of the Shares contemplated hereby.

                        (i) Frozen 401(k) Plans. Effective as of the Closing Date, Buyer shall assume plan sponsor responsibility for all "frozen" 401(k) plans sponsored by the Company or Seller indicated on Section 6.2(i) of the Disclosure Schedule. Seller shall, upon receipt of satisfactory written evidence of the adoption of the frozen 401(k) plans by Buyer and its compliance with all applicable laws, transfer to Buyer plan sponsorship of the frozen 401(k) as soon as administratively feasible after the Closing Date. All associated trust accounts and related assets shall also be similarly transferred. Upon such transfer, Buyer shall be deemed to assume and be solely responsible for all liabilities for accrued benefits under the "frozen" 401(k) plans in respect of Continuing Business Employees and Seller shall be relieved of all such liabilities. The parties shall cooperate in the filing of any documents required by the transfer of assets and liabilities described herein.

                        (j) Seller Profit Sharing Plan. Effective as of the Closing Date, all Continuing Business Employees shall cease participation in Seller Profit Sharing Plan. No asset transfer from the trustee of the Seller Profit Sharing Plan shall occur in connection with this Agreement or the sale of the Shares contemplated hereby.

                        (k) Seller Welfare Plans. As of the Closing Date, all Continuing Business Employees shall cease all participation under any Welfare Plan (including but not limited to, health, dental medical reimbursement, dependent care, Section 125 cafeteria plan, life and disability) of the Seller. Buyer shall establish such welfare plans as it deems necessary to comply with Sections 6.2(b) and 6.2(e) and other provisions of this Agreement.

                        (l) Non-qualified Plans. As of the Closing Date, all Continuing Business Employees shall cease all participation, vesting, service and benefit accruals under any non-qualified plan of the Seller. Buyer shall establish such non-qualified plans as it deems necessary in compliance with
Section 6.2(b) and other provisions of this Agreement.

                        (m) Employment Related Liabilities. As of the Closing Date, Buyer shall be deemed to assume and be solely responsible for any and all losses incurred or suffered as a result of any claim by any Continuing Business Employee which arises under law (including but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1990, the Equal Pay Act, the Americans with Disabilities Act of 1990, ERISA, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Family Medical Leave Act, the Health Insurance Portability and Accountability Act and all other federal and state statutes regulating the terms and conditions of employment), under the common law or in equity (including any claims for wrongful discharge or otherwise), or under any Benefit Plan assumed by Buyer (as provided in this Agreement), whether arising out of actions, events or omissions that occurred (or, in the case of omissions, failed to occur) on or after the Closing Date.

                        (n) Post-Retirement Health & Welfare Coverage. Buyer shall, or shall cause a Subsidiary of Buyer, to provide each Continuing Business Employee (and eligible dependents) upon the termination of such Continuing Business Employee's employment, coverage for post-retirement health and welfare coverage under terms and conditions (including eligibility requirements, scope of coverage and cost of such coverage) that are substantially comparable to the terms and conditions that apply to similarly situated employees of Buyer, and Seller shall have no obligation to provide retiree health and welfare benefits in respect of any Continuing Business Employee on or after the Closing Date. Seller shall retain liability for all retirees of the Company receiving post-retirement health benefits on the Closing Date.

                        (o) Employee List. Section 6.2(o) of the Disclosure Schedule lists Continuing Business Employees of Transferred Business Companies whose employment may be transferred to Seller prior to the Closing Date.

                        (p) FUTA; FICA. Buyer and Seller shall (i) treat Buyer or a Subsidiary of Buyer as a "successor employer" and the applicable Transferred Business Company as a "predecessor," within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to Continuing Business Employees to be employed by Buyer or a Subsidiary of Buyer for purposes of Taxes imposed under the United States Federal Unemployment Tax Act or the United States Federal Insurance Contributions Act, and (ii) cooperate with each other to avoid the filing of more than one IRS Form W-2 with respect to each such Continuing Business Employee for the calendar year in which the Closing Date occurs.

                        (q) COBRA. Seller shall be liable for any health care coverage of Continuing Business Employees required under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") related to the Benefit Plans of Seller. Seller shall also be responsible for extending continuing health care coverage in compliance with COBRA to any Continuing Business Employees terminated, or otherwise eligible under COBRA, prior to the Closing Date. On and after the Closing Date, Buyer shall be responsible for providing continuing health care coverage for all Continuing Business Employees terminated by Buyer on or after the Closing Date to the extent required by COBRA.

                        (r) WARN Act Requirements. On and after the Closing Date, Buyer shall be responsible with respect to Continuing Business Employees and their beneficiaries for compliance with the Worker Adjustment and Retraining Notification Act of 1988.

               6.3 Certain Agreements. Prior to the Closing, Buyer and Seller shall cooperate with the Company and use their commercially reasonable efforts to negotiate with parties to the agreements listed, and in the manner set forth, in Section 6.3 of the Disclosure Schedule to amend or otherwise modify such agreements in order to, at the Closing, (a) include the Company as a party to each such agreement and (b) set forth the respective rights and obligations of each of Seller and the Company and all other parties thereto, under each such agreement.

               6.4 Workers' Compensation. Prior to Closing, Buyer shall use commercially reasonable efforts to fulfill the necessary requirements of each state in which the Company or any of its Subsidiaries operates with respect to workers' compensation insurance, including posting surety bonds or purchasing insurance policies. Buyer shall use its commercially reasonable efforts after the Closing to obtain a release of Seller from any and all obligations of the Company with respect to workers' compensation insurance.

               6.5 Certain Intercompany Matters. Except for the Ancillary Agreements and the Transition Agreements or as set forth on Section 6.5 of the Disclosure Schedule, on or prior to the Closing Date, all data processing, accounting, insurance, banking, personnel, legal, tax, communications and other products or services provided (a) to the Company or any Subsidiary of the Company (i) by Seller or any of its Subsidiaries or affiliates or (ii) pursuant to Material Contracts between Seller and third parties under which goods or services are provided to the Company or any Subsidiary of the Company or (iii) by either the Company to Seller or any of its Subsidiaries or affiliates, including any agreements or understandings (written or oral) with respect thereto, will terminate. On and after the Closing Date, Buyer shall be solely responsible for the Continuing Business except as otherwise specifically provided in the Transition Agreements.

               6.6 Use of Seller's Name and Logo. It is expressly agreed that Buyer is not purchasing, acquiring or otherwise obtaining any right, title or interest in and to the name "ALLTEL" or any trade names, trademarks, Internet domain names, identifying logos or service marks related thereto or employing the word "ALLTEL" or any part or variation of any of the foregoing or any confusingly similar trade name, trademark, Internet domain name, logo or service mark (collectively, the "Seller's Trademarks and Logos"). Notwithstanding the foregoing, the parties agree that, during the period from the Closing Date until 150 days after the Closing Date (the "Wind-down Period"), Buyer, Company and the Company's Subsidiaries shall be entitled to continue to use Seller's Trademarks and Logos to the extent that such Seller's Trademarks and Logos exist or are contained as of the Closing Date on any business cards, schedules, stationery, displays, signs, promotional materials, manuals, forms, computer software and other similar material used prior to the Closing Date in the Continuing Business. The nature and quality of all uses of Seller's Trademarks and Logos made by Buyer, Company and the Company Subsidiaries shall conform to the quality standards set by Seller and communicated to Buyer, Company or the Company's Subsidiaries either directly or indirectly. Buyer, the Company and the Company's Subsidiaries shall not use Seller's Trademarks and Logos in any manner which might dilute, tarnish, disparage, or reflect adversely on Seller or Seller's Trademarks and Logos. Buyer agrees that immediately upon termination of the Wind-down Period, Buyer, the Company and the Company's Subsidiaries shall cease and desist from all further use of Seller's Trademarks and Logos and shall adopt new trade names, trademarks, Internet domain names, identifying logos and service marks related thereto which are not confusingly similar to Seller's Trademarks and Logos.

               6.7 No Shop; Exclusivity. From the date of this Agreement until the earlier of (a) the Closing Date or (b) the termination of this Agreement, Seller shall not, and shall use all reasonable efforts to cause its officers, managers, members, employees, directors, partners, investment bankers, attorneys, financial advisors, accountants, agents, representatives, affiliates and Subsidiaries not to, directly or indirectly, take any action to solicit, initiate or participate in discussions or negotiations with, or encourage the submission of any offer or proposal that constitutes, or may reasonably be expected to lead to an acquisition of all or any part of the Company, whether by purchase of assets, exclusive license, joint venture formation, purchase of securities (whether debt or equity and including, without limitation, securities convertible into or exchangeable for shares of capital stock), business combination, merger, consolidation, liquidation, dissolution or otherwise, other than in connection with the transactions contemplated by this Agreement.

               6.8   Environmental Matters

                     (a)   Environmental Assessment

                        (i) Buyer (at its sole cost) may retain an environmental consulting firm to perform Phase I Environmental Assessments in accordance with ASTM E1527-00 (a "Phase I") for either or both of the Company's facilities at 4001 Rodney Parham Road, Little Rock, Arkansas, and 601 Riverside Ave., Jacksonville, Florida ( the "Properties") and instruct such environmental consulting firm to prepare a report for each Property assessed and provide Buyer and Seller with a copy of each such report within a commercially reasonable period after the date of this Agreement.

                        (ii) Buyer (at its sole cost) may retain an environmental consulting firm and instruct such environmental consulting firm to conduct a Phase II Environmental Assessment (a "Phase II") within a commercially reasonable period after completion of the corresponding Phase I, the scope of which shall be (1) reasonably limited to investigate the specific environmental concern(s) identified in the Phase I Environmental Assessment and (2) approved by Seller (which approval shall not unreasonably be withheld if reasonably warranted as a result of any such Phase I Environmental Assessment).

                        (iii) If one or more environmental conditions requiring cleanup under any Existing Environmental Law are identified in any Phase I Environmental Assessment or any Phase II Environmental Assessment prepared in accordance with clause (a)(i) or (ii) above that is completed and for which a report is delivered to Buyer and Seller within the specified time period, Seller shall have the obligations specified in Section 6.8(b) below. If any Phase I or Phase II prepared in accordance with clause (a)(i) or (ii) above indicates the absence of an environmental condition requiring cleanup, Seller shall have no obligation or liability under Section 3.18 or this Section 6.8 related to cleanup of such environmental condition for the corresponding Property or Properties. In addition, if Buyer fails to retain an environmental consultant or Buyer does retain an environmental consultant but that consultant fails to complete any Phase I or Phase II within the specified time period, Seller shall have no obligation or liability under Section 3.18 or this Section 6.8 related to the cleanup of such environmental condition for the corresponding Property or Properties.

                     (b)      Environmental Cleanup

                        (i) Subject to the limitations set forth in this Section 6.8, Buyer may undertake any cleanup that is required by Environmental Laws to address the release of any Hazardous Materials (as defined in clause (d)(i) below) identified in any Phase I or Phase II prepared and delivered in accordance with clause (a)(i) or (ii) above. In connection with any such cleanup, Seller shall have the obligations with respect to any actual or contingent environmental conditions or liabilities identified in any such Phase I or Phase II prepared in accordance with clause (a)(i) or (ii) that are specified in clause (b)(ii) below.

                        (ii) With respect to any cleanup under clause (b)(i) above, Seller's obligations specified in this clause (b)(ii) shall (A) relate only to: (1) the cleanup of the release of Hazardous Materials, to the extent cleanup is required by an applicable Environmental Law that is in effect and enforceable as of the Closing Date; (2) achieve the least stringent Remediation Standards (as defined in clause (d)(ii) below) that are applicable given the use of the corresponding Property as of the Closing Date; and (3) conduct a cleanup using the most cost effective methods for investigation, removal, remediation and/or containment consistent with applicable Environmental Law and (B) shall consist of, and be limited to, the payment or reimbursement by Seller to Buyer of cleanup expenses meeting the requirements of this clause (b)(ii) up to $1,000,000 in the aggregate, irrespective of whether both, rather than only one, of the Properties require remediation and regardless whether the actual total cost of remediation exceeds the foregoing $1,000,000 amount.

                     (c) Exculpation. Seller shall have no responsibility or liability related to the selection of any environmental consulting firm retained by Buyer under this Section 6.8, for the completion or content of any Phase I or Phase II permitted under this Section 6.8 or for any cost or expense beyond the aggregate amount specified in clause (b)(ii)(B) above. In addition, Seller's obligations under this Section 6.8 are Seller's sole and exclusive responsibility and liability related to the cleanup with respect thereto.

                     (d) Definitions. As used in this Section 6.8, the following terms have the meanings set forth below.

                        (i) "Hazardous Materials" means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section 300.5, or defined as such by, or regulated as such under, any Environmental Law.

                        (ii) "Remediation Standard" means a numerical standard that defines the concentrations of Hazardous Materials that may be permitted to remain in any environmental media after an investigation, remediation or containment of a release of Hazardous Materials.

                                  ARTICLE VII.

              CONDITIONS TO OBLIGATIONS OF EACH OF SELLER AND BUYER

               7.1 Mutual Conditions. The respective obligations of each of Seller and Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction, or waiver to the extent permitted, at or prior to the Closing of each of the following conditions:

                     (a) No Injunction or Statute. No statute, rule, regulation, executive order, decree, injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition by any court of competent jurisdiction preventing consummation of the transactions contemplated by this Agreement or the Ancillary Agreements shall be in effect on the Closing Date.


                     (b) No Proceeding. There shall not be pending by any Governmental Entity any suit, action or proceeding challenging or seeking to restrain or prohibit the purchase and sale of the Shares or any of the other transactions contemplated by this Agreement or the Ancillary Agreements or seeking to obtain from Seller or Buyer in connection with the purchase and sale of the Shares any damages that are material in relation to either (i) Seller and its Subsidiaries taken as a whole or (ii) Buyer; provided, however, that the provisions of this Section 7.1(b) shall not apply to any party that has directly or indirectly encouraged such suit, action or proceeding.

                                  ARTICLE VIII.

                       CONDITIONS TO OBLIGATIONS OF SELLER

               8.1 Conditions. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment or waiver by Seller, to the extent permitted, at or prior to the Closing of each of the following conditions:

                     (a) Representations and Warranties. The representations and warranties of Buyer in this Agreement (without giving effect to any materiality or Buyer Material Adverse Effect qualification or exception contained therein) shall be true and correct at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case, as of such date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to result in a Buyer Material Adverse Effect, and except for changes permitted by the terms of this Agreement.

                     (b) Performance. Buyer shall have, in all material respects, performed and complied with all agreements, obligations, covenants and conditions required by this Agreement to be so performed or complied with by Buyer at or prior to the Closing.

                     (c) Officer's Certificate. Buyer shall have delivered to Seller a certificate, dated as of the Closing Date, executed by an officer of Buyer, certifying the fulfillment of the conditions specified in Subsections 8.1(a) and 8.1(b) hereof.

                     (d) Material Adverse Change. Since September 30, 2002, there shall not have occurred any Buyer Material Adverse Effect.

                     (e) Expiration or Termination of HSR Periods. All waiting periods applicable to the transactions contemplated by this Agreement or the Ancillary Agreements under the HSR Act shall have expired or been terminated without the imposition of a Seller Burdensome Condition.

                     (f) NYSE Listing. The Buyer Shares shall have been authorized for listing on the NYSE, subject to official notice of issuance.

                     (g) Election of Director. Effective at the Closing, if requested by Seller, Scott T. Ford shall have been elected to the Board of Directors of Buyer.

                     (h) Ancillary Agreements. All parties to each of the Ancillary Agreements (other than Seller and the Company) shall have executed and delivered such agreements to Seller.

                                   ARTICLE IX.

                       CONDITIONS TO OBLIGATIONS OF BUYER

               9.1 Conditions. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment or waiver by Buyer, to the extent permitted, at or prior to the Closing of each of the following conditions:

                     (a) Representations and Warranties. The representations and warranties of Seller in this Agreement (without giving effect to any materiality or Material Adverse Effect qualification or exception contained therein) shall be true and correct at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case, as of such date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and except for changes permitted by the terms of this Agreement.

                     (b) Performance. Seller shall have, in all material respects, performed and complied with all agreements, obligations, covenants and conditions required by this Agreement to be so performed or complied with by Seller at or prior to the Closing.

                     (c) Officer's Certificate. Seller shall have delivered to Buyer a certificate, dated as of the Closing Date, executed by an officer of Seller, certifying the fulfillment of the conditions specified in Subsections 9.1(a) and 9.1(b) hereof.

                     (d) Material Adverse Change. Since December 31, 2002, there shall not have occurred any Material Adverse Effect.

                     (e) Expiration or Termination of HSR Periods. All waiting periods applicable to the transactions contemplated by this Agreement or the Ancillary Agreements under the HSR Act shall have expired or been terminated without the imposition of a Buyer Burdensome Condition.

                     (f) Material Consents. Buyer shall have received the consents, waivers or approvals set forth on Section 9.1(f) of the Disclosure Schedule.

                     (g) Transamerica Payment. Payment in full of the amount payable under Section 3 of the Amendment No. 1 shall have been made by the Company (with the effect specified in Section 1.2(b)) or by Seller.

                     (h) Ancillary Agreements. All parties to each of the Ancillary Agreements (other than Buyer) shall have executed and delivered such agreements to Buyer.

                     (i) FIRPTA Certificate. Seller shall have delivered to Buyer an affidavit stating, under penalties of perjury, Seller's United States taxpayer identification number and that Seller is not a foreign person.

                                   ARTICLE X.

                        TERMINATION, AMENDMENT AND WAIVER

               10.1 Termination. This Agreement may be terminated and the transactions contemplated hereby and by the Ancillary Agreements may be abandoned:

                     (a) at any time, by mutual written agreement of Seller and Buyer;

                     (b) at any time after the 180th day following the date of this Agreement (the "Termination Date"), by either Seller or Buyer upon five business days' prior written notice to the other party, if the Closing shall not have occurred for any reason other than (i) a breach of the representations or warranties made by, or the failure to perform or comply with any of the agreements or covenants contained in this Agreement by, the party seeking to terminate this Agreement or (ii) failure to receive any regulatory or third-party approval for which a request is still pending.

                     (c) (i) by Seller, if any condition set forth in Sections
7.1 or 8.1 was not, or cannot reasonably be, satisfied in all material respects on or prior to the Termination Date and shall not have been waived by Seller, or
(ii) by Buyer, if any condition set forth in Sections 7.1 or 9.1 was not, or cannot reasonably be, satisfied in all material respects on or prior to the Termination Date and shall not have been waived by Buyer, unless the failure of such condition is the result of a material breach of this Agreement by the party seeking termination; or

                     (d) by Buyer or Seller, if any court of competent jurisdiction or any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the purchase of Shares pursuant to this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

               10.2 Procedure and Effect of Termination. In the event of the termination of this Agreement and the abandonment of the transactions contemplated hereby and by the Ancillary Agreements pursuant to Section 10.1 hereof, written notice thereof shall be given by the party so terminating to the other party to this Agreement, and this Agreement shall terminate and the transactions contemplated hereby and thereby shall be abandoned without further action by Seller or Buyer. If this Agreement is terminated pursuant to Section
10.1 hereof:

                     (a) Buyer shall return all documents, work papers and other materials (and all copies thereof) obtained from Seller or the Company relating to the transactions contemplated hereby and by the Ancillary Agreements, whether so obtained before or after the execution hereof, to the party furnishing the same, and all confidential information received by Buyer with respect to the Company shall be treated in accordance with Section 5.2 hereof and the Confidentiality Agreement referred to in such Section;

                     (b) All filings, applications and other submissions made pursuant to Sections 5.3, 5.4 and 5.5 hereof shall, to the extent practicable, be withdrawn from the agency or other person to which made;

                     (c) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 10.2, this Agreement shall become null and void and of no further force or effect, except for the obligations provided for in Sections 5.6, 10.2, 12.3, 12.10 and 12.11 hereof, the confidentiality provision contained in Section 5.2 hereof and the Confidentiality Agreement referred to in such Section shall survive any such termination of this Agreement; and

                     (d) Such termination shall not be deemed to release and shall not relieve either party hereto from any liability for any breach or violation by such party of any of its representations, warranties, covenants or agreements contained in this Agreement, nor shall such termination impair the rights of either party to (i) compel specific performance by the other party of its obligations under this Agreement or (ii) seek any other remedy under law or in equity.

               10.3 Amendment and Modification. This Agreement may be amended, modified or supplemented at any time but only by written agreement of the parties hereto.

                                   ARTICLE XI.

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

               11.1 Survival of Representations. The representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall survive the Closing solely for purposes of Article XI and shall terminate 18 months after the Closing Date but shall not survive any termination of this Agreement prior to Closing; provided, however, that representations and warranties under Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.9, 3.10, 3.14, 3.19, 4.1,
4.2 and 4.11 hereof shall survive until sixty days after any applicable statute of limitations (or indefinitely if no statute of limitations is applicable). The parties intend to shorten the statute of limitations and agree that no claims or causes of action may be brought against Seller or Buyer based upon, directly or indirectly, any of the representations, warranties or agreements contained in Articles II and III after the applicable survival period or any termination of this Agreement.

               11.2 Seller's Agreement to Indemnify. Upon the terms and subject to conditions of this Article XI, Seller shall indemnify, defend and hold harmless Buyer, its affiliates (including the Company and its Subsidiaries) and their respective officers, directors, agents, employees, stockholder and representatives (the "Buyer Indemnified Parties"), at any time after the Closing, from and against all demands, claims, actions or causes of action, assessments, losses, damages, diminution in value, liabilities, costs and expenses, including interest, penalties and reasonable attorneys' fees and expenses (collectively, "Damages"), asserted against, resulting to, imposed upon or suffered or incurred by Buyer Indemnified Parties by reason of or arising from (a) a breach of any representation or warranty of Seller contained in or made pursuant to this Agreement (other than those contained in Section 3.14 hereof), (b) other than such for which indemnification is provided in Section 6.1(c), non-fulfillment of any agreement or covenant of Seller contained in or made pursuant to this Agreement or (c) the Excluded Assets (including any obligations and liabilities arising from or relating to the Excluded Assets) or the transactions contemplated by Section 2.4 hereof (collectively, "Buyer Claims"). Any provision in this Agreement to the contrary notwithstanding, in the event the Closing occurs and Buyer thereafter sells or otherwise disposes of all or any portion of the Continuing Business, the liability of Seller under this Article 11 automatically shall expire and terminate with respect to a "Division" (as defined below) of the Continuing Business of which Buyer makes a "Disposition" (as defined below), concurrent with the effective date of any such Disposition, and neither the Buyer Indemnified Parties, nor any purchaser or acquiror of any such portion of the Continuing Business shall have any right or remedy under this Article 11 or otherwise with respect to that portion of the Continuing Business, irrespective of the form of the transaction or the method or manner in which the sale or disposition occurs. For purposes of the immediately preceding sentence, a "Division" shall mean any of the Integrated Retail Banking, Consumer Lending, Residential Lending Services, Integrated Financial Services, Financial Services

International, or Commercial Lending divisions or business units as constituted on the date of this Agreement, and "Disposition" means the sale, directly or indirectly, of 50% or more in value of the assets or ownership of any such division or business unit.

               11.3 Seller's Limitation of Liability. Any provision in this Agreement to the contrary notwithstanding, the liability of Seller to indemnify Buyer Indemnified Parties pursuant to Section 11.2(a) hereof against any Damages sustained by reason of any Buyer Claim with respect to the breach of a representation or warranty shall be limited to Buyer Claims as to which a Buyer Indemnified Party has given Seller written notice, setting forth therein in reasonable detail the basis for such Buyer Claim, on or prior to the termination of such representation or warranty pursuant to Section 11.1 hereof; provided, however, that the provisions for indemnification contained in Section 11.2(a) shall be effective only after the aggregate amount of all Buyer Claims for which Seller is liable under this Agreement exceeds an amount equal to 1.5% of the Purchase Price (the "Basket"), and only to the extent of such excess. Notwithstanding any other provision of this Agreement, except for breaches of
Section 3.2 and Section 3.4, in no event shall the aggregate amount of all Buyer Claims for which Seller is liable pursuant to Section 11.2(a) or 11.2 (b) exceed an amount equal to 15% of the Purchase Price.

               11.4 Buyer's Agreement to Indemnify. Upon the terms and subject to conditions of this Article XI, Buyer shall indemnify, defend and hold harmless Seller, its affiliates and their respective officers, directors, agents, employees, stockholder and representatives (the "Seller Indemnified Parties"), at any time after the Closing, from and against all Damages asserted against, resulting to, imposed upon or incurred by Seller Indemnified Parties by reason of or arising from (a) a breach of any representation or warranty of Buyer contained in or made pursuant to this Agreement; (b) other than such for which indemnification is provided in Section 6.1(c), non-fulfillment of any agreement or covenant of Buyer or, after the Closing, the Company contained in or made pursuant to this Agreement; (c) any obligation or liability of the Company, its Subsidiaries or the Continuing Business (other than matters for which Seller has agreed to be liable or to indemnify Buyer for under this Agreement); or (d) any liability or obligation of the Company, its Subsidiaries or the Continuing Business accrued or incurred as a result of events occurring after the Closing Date, including any Damages based on negligence, gross negligence, strict liability or any other theory of liability (whether common or statutory), equity or otherwise (collectively, "Seller Claims").

               11.5 Buyer's Limitation of Liability. Any provision in this Agreement to the contrary notwithstanding, the liability of Buyer to indemnify Seller Indemnified Parties pursuant to Section 11.4(a) hereof against any Damages sustained by reason of any Seller Claim with respect to the breach of a representation or warranty shall be limited to Seller Claims as to which a Seller Indemnified Party has given Buyer written notice thereof, setting forth therein in reasonable detail the basis for such Seller Claim, on or prior to the termination of such representation or warranty pursuant Section 11.1 hereof; provided, however, that the provisions for indemnification contained in Section 11.4(a) shall be effective only after the aggregate amount of all Seller Claims for which Buyer is liable under this Agreement exceeds an amount equal to 1.5% of the

Purchase Price and only to the extent of such excess. Notwithstanding any other provision of this Agreement, except for breaches of Section 4.2, in no event shall the aggregate amount of all Seller Claims for which Buyer is liable pursuant to Section 11.4(a) exceed an amount equal to 15% of the Purchase Price.

               11.6 Conditions of Indemnification With Respect to Third-Party Claims. The obligations and liabilities of Seller and Buyer with respect to Buyer Claims and Seller Claims, respectively, which arise or result from claims for Damages made by third parties (other than claims relating to Taxes) ("Third-Party Claims") shall be subject to the following terms and conditions:

                        (i) (A) The indemnified party shall give the indemnifying party prompt written notice of any such Third-Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been materially prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred by the indemnified party during the period in which the indemnified party failed to give such notice); and (B) the indemnifying party shall have the right, after it acknowledges in writing to the indemnified party its obligation to indemnify the indemnified party hereunder, to undertake the defense thereof by counsel chosen by it; provided, that if the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel (not reasonably objected to by the indemnifying party), at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense;

                        (ii) Until the indemnifying party acknowledges in writing its obligation hereunder with respect to, and assumes the defense of, a Third-Party Claim, the indemnified party shall (upon further written notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such Third-Party Claim on behalf of and for the account and risk of the indemnifying party subject to the right of the indemnifying party to assume the defense of such Third-Party Claim at any time prior to settlement, compromise or final determination thereof (subject to subclause (B) of clause
(i) above); and

                        (iii) Any provision in this Article XI to the contrary notwithstanding, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld, delayed or conditioned), the indemnifying party shall not admit any liability with respect to, or settle, compromise or discharge, any Third-Party Claim or consent to the entry of any judgment with respect thereto, except in the case of any settlement that (A) includes as an unconditional term thereof the delivery by the claimant or plaintiff to the indemnified party of a written release from all liability in respect of such Third-Party Claim or (B) provides solely for monetary relief and does not otherwise involve the business of the indemnified party. In addition, whether or not the indemnifying party shall have assumed the defense of the Third-Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, any Third-Party Claim or consent to the entry of any judgment with respect thereto, without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld, delayed or conditioned), and the indemnifying party will not be subject to any liability for any such admission, settlement, compromise, discharge or consent to judgment made by an indemnified party without such prior written consent of the indemnifying party.

               11.7 Other Claims. In the event any indemnified party should have a claim against any indemnifying party under Section 11.2 or 11.4 hereof that does not involve a Third-Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall, as promptly as practicable after discovery of such claim, deliver written notice of such claim to the indemnifying party. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such indemnified party under Section 11.2 or 11.4 hereof, except to the extent that the indemnifying party demonstrates that it has been materially prejudiced by such failure. If the indemnifying party does not notify the indemnified party within 20 business days following its receipt of such notice that the indemnifying party disputes its liability to the indemnified party under Section 11.2 or 11.4 hereof, such claim specified by the indemnified party in such notice shall be conclusively deemed a liability of the indemnifying party under Section 11.2 or 11.4 hereof and the indemnifying party shall pay the amount of such liability to the indemnified party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the indemnifying party has timely disputed its liability with respect to such claim, as provided above, the indemnifying party and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate Court of competent jurisdiction.

               11.8  Sole Remedy.

                     (a) Buyer and Seller acknowledge and agree that, if the Closing occurs, their sole and exclusive remedy following the Closing with respect to any and all claims, including Buyer Claims and Seller Claims (whether Third-Party Claims or otherwise other than matters for which Seller and Buyer have agreed to indemnify each other under Section 6.1(c)), relating to the subject matter of this Agreement shall be pursuant to the provisions set forth in this Article XI; provided, however, that nothing contained herein shall prevent an indemnified party from pursuing remedies as may be available to such party under applicable law in the event of an indemnifying party's failure to comply with its indemnification obligations hereunder.

                     (b) The indemnifying party shall be subrogated to the rights of the indemnified party in respect of any insurance relating to the Damages to the extent of any indemnification payments made hereunder. Buyer shall be obligated to use commercially reasonable efforts to mitigate the amount of any Damages for which it is entitled to seek indemnification hereunder, and Seller shall not be required to make any payment to Buyer in respect of such Damages to the extent Buyer has failed to comply with the foregoing obligation. Any liability for indemnification hereunder shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement.

                     (c) Buyer and Seller agree to treat (and cause their affiliates to treat) any indemnification payment under this Agreement as an adjustment to the Purchase Price.

                     (d) For purposes of this Agreement, Damages shall not include damages incurred directly or indirectly as a result of lost profits or for any Damages that are special, consequential or punitive in nature, regardless if such damages are permissible by applicable law.

                     (e) Buyer acknowledges that Seller shall not have any obligations to indemnify, defend or hold harmless the Buyer Indemnified Parties pursuant to Section 11.2 hereof for any Deficiency Amount to the Net Working Capital reflected on the Conclusive Adjustment Statement.

                                  ARTICLE XII.

                                  MISCELLANEOUS

               12.1 Fees and Expenses. Whether or not the transactions contemplated hereby and by the Ancillary Agreements are consummated pursuant hereto and thereto, each of Seller and Buyer shall pay all fees and expenses incurred by it or on its behalf and Seller shall pay all fees and expenses incurred by or on behalf of the Company or any of its Subsidiaries in connection with or in anticipation of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby. Notwithstanding the foregoing, all such fees and expenses incurred by the Company or any of its Subsidiaries conducting the Continuing Business shall be either paid by the Seller or taken into account in determining Net Working Capital at Closing.

               12.2 Further Assurances. From time to time after the date hereof, at the request of the other party hereto and at the expense of the party so requesting, Seller and Buyer shall execute and deliver to such requesting party such documents, shall file with the appropriate Governmental Entities all documents necessary or appropriate and take such other action as such requesting party may reasonably request in order to consummate the transactions contemplated hereby and by the Ancillary Agreements, including Section 2.4 of this Agreement.

               12.3 Notices. All notices, requests, demands, waivers and communications required or permitted to be given under this Agreement shall be in writing (which shall include notice by telecopy or like transmission) and shall be deemed given (i) on the day delivered (or if that day is not a day on which commercial banks are open for business in the city specified in the address for notice provided by the recipient (a "Local Business Day"), or if delivered after the close of business on a Local Business Day, on the first following day that is a Local Business Day) when (x) delivered personally against receipt or (y) sent by overnight courier, (ii) on the day when transmittal confirmation is received if sent by telecopy (or if that day is not a Local Business Day, or if after the close of business on a Local Business Day, on the first following day that is a Local Business Day) and (iii) on the third Local Business Day after mailed by certified or registered first-class mail to the parties at the following addresses (or to such other addresses as a party may have specified by notice given to the other parties hereto pursuant to this provision):

                     (a)      If to Buyer, to:

                              Fidelity National Financial, Inc.
                              4050 Calle Roal
                              Suite 220
                              Santa Barbara, CA  93110
                              Telecopy:  (805) 696-7809
                              Attention:  Marlan C. Walker


                     (b)      If to Seller, to:

                              ALLTEL Corporation
                              One Allied Drive
                              P.O. Box 2177
                              Little Rock, Arkansas  72203
                              Telecopy:  (501) 905-0962
                              Attention:  Executive Vice President and Secretary


               12.4 Entire Agreement. This Agreement, the Ancillary Agreements, the Disclosure Schedule and the exhibits, schedules and other documents referred to herein which form a part hereof (including, the Confidentiality Agreement referred to in Section 5.2 hereof) contain the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements, understandings, statements or proposals; provided, however, that if there is any conflict between the Confidentiality Agreement and this Agreement, the terms of this Agreement shall govern. This Agreement supersedes all prior agreements and understandings, oral and written, with respect to its subject matter.

               12.5 Severability. Should any provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by law.

               12.6 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns, except that (i) other than as contemplated herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by Seller or Buyer without the prior written consent of the other party hereto and (ii) the rights and obligations of Seller may be assigned to any of its wholly-owned subsidiaries, which at the time of such assignment owns the Shares provided that no such assignment shall limit or affect Seller's obligations hereunder.

               12.7 No Third-Party Beneficiaries. This Agreement is not intended and shall not be deemed to confer upon or give any person except the parties hereto and their respective successors and permitted assigns any remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this Agreement (except as set forth in Article XI with respect to Buyer Indemnified Parties and Seller Indemnified Parties).

               12.8 Counterparts. This Agreement may be executed in counterparts (including by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               12.9 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, the term "including" shall mean including without limitation, the "knowledge" of Seller shall be deemed to include the actual knowledge of those persons set forth on
Section 12.9 of the Disclosure Schedule after reasonable investigation by any of them; and, unless the context otherwise requires, the word "or" is not exclusive. As used in this Agreement, the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof. As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. All references in this Agreement to "dollars" or "$" shall mean United States dollars.

               12.10 Forum; Service of Process. Except as set forth in Section
1.6 hereof, any legal suit, action or proceeding brought by Seller or Buyer, or any of their respective affiliates, arising out of or based upon this Agreement shall be instituted in the courts of the State of Delaware or the courts of the United States of America located in the State of Delaware (collectively, the "Courts"), and each of Seller and Buyer (on its behalf and on behalf of such affiliates) waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of the Courts in any such suit, action or proceeding. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A

TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) ARISING OUT OF OR BASED UPON THIS AGREEMENT.

               12.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof (to the extent that the application of the laws of another jurisdiction would be required thereby).

               12.12 Specific Performance. Each party hereto acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by such party and that any such breach would cause the other party hereto irreparable harm. Accordingly, each party hereto also agrees that, in the event of any breach or threatened breach of the provisions of this Agreement by such party, the other party hereto shall be entitled to equitable relief without the requirement of posting a bond or other security, including in the form of injunctions and orders for specific performance, in addition to all other remedies available to such other parties at law or in equity.

               12.13 Waivers. Except as otherwise provided herein, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement or in any of the Ancillary Agreements. Any term, covenant or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only by a written notice signed by such party expressly waiving such term or condition. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

               12.14 Defined Terms.

            "AAA" shall have the meaning ascribed to such term in Section 1.6(c) hereof.

            "Actual Average Price" shall have the meaning ascribed to such term in Section 1.2 hereof.

            "Actual Designated Assets" shall have the meaning ascribed to such term in Section 1.6(b) hereof.

            "Adjustment Statement" shall have the meaning ascribed to such term in Section 1.6(b) hereof.

            "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act.

            "Affiliated Group" shall have the meaning ascribed to such term in
Section 3.14(a) hereof.

            "Agreement" shall have the meaning ascribed to such term in the Preamble hereof.

            "Ancillary Agreements" shall have the meaning ascribed to such term in Section 2.1 hereof.

            "Applicable Buyer Plan" shall have the meaning ascribed to such term in Section 6.2(b) hereof.

            "Balance Sheet" shall have the meaning ascribed to such term in
Section 3.7 hereof.

            "Basket" shall have the meaning ascribed to such term in Section
11.3 hereof.

            "Benefit Plans" shall have the meaning ascribed to such term in
Section 3.13(a) hereof.

            "Buyer" shall have the meaning ascribed to such term in the Preamble hereof.

            "Buyer Burdensome Condition" shall have the meaning ascribed to such term in Section 5.5(c) hereof.

            "Buyer Claims" shall have the meaning ascribed to such term in
Section 11.2 hereof.
            "Buyer Common Stock" means the common stock, par value $.0001 per share, of Buyer.

            "Buyer Indemnified Parties" shall have the meaning ascribed to such term in Section 11.2 hereof.

            "Buyer Material Adverse Effect" shall have the meaning ascribed to such term in Section 4.1(b) hereof.

            "Buyer Representatives" shall have the meaning ascribed to such term in Section 5.2(a) hereof.

            "Buyer SEC Documents" shall have the meaning ascribed to such term in Section 4.5 hereof.

            "Buyer Shares" shall have the meaning ascribed to such term in
Section 1.2 hereof.

            "Closing" shall have the meaning ascribed to such term in Section
1.1 hereof.

            "Closing Date" shall have the meaning ascribed to such term in
Section 1.3 hereof.

            "Code" shall have the meaning ascribed to such term in Section 3.13(a) hereof.

            "Company" shall have the meaning ascribed to such term in the Recitals hereto.

            "Conclusive Adjustment Statement" shall have the meaning ascribed to such term in Section 1.6(c) hereof.

            "Conclusive Statement" shall have the meaning ascribed to such term in Section 1.6(c) hereof.

            "Confidentiality Agreements" shall have the meaning ascribed to such term in Section 5.2(e) hereof.

            "Consolidated Income Tax Return" shall have the meaning ascribed to such term in Section 6.1(b)(x) hereof.

            "Continuing Business" shall have the meaning ascribed to such term in the Recitals hereto.

            "Continuing Business Employees" means (x) those persons who are employed as officers or employees of the Company and its Subsidiaries (collectively, the "Transferred Business Companies") immediately prior to or effective as of the Closing and (y) all former officers and employees of the Transferred Business Companies who are not considered retirees by Seller; provided that, in the event any person shall have been employed by any of the Transferred Business Companies and Seller, such person shall be considered a Continuing Business Employee if (i) as of the Closing Date such person's primary employment shall be with a Transferred Business Company or (ii) such person's employment with the Transferred Business Company terminated later than such person's employment with Seller.

            "Courts" shall have the meaning ascribed to such term in Section
12.10 hereof.

            "Damages" shall have the meaning ascribed to such term in Section
11.2 hereof.

            "Deficiency Amount" shall have the meaning ascribed to such term in
Section 1.6(b) hereof.

            "Disclosure Schedule" shall have the meaning ascribed to such term in Section 2.1(e) hereof.

            "Dispute" shall have the meaning ascribed to such term in Section 1.6(c) hereof.

            "DOJ" shall have the meaning ascribed to such term in Section 5.5(a) hereof.

            "Election" shall have the meaning ascribed to such term in Section 6.1(a)(i) hereof.

            "Environmental Law" shall have the meaning ascribed to such term in
Section 3.18 hereof.

            "ERISA" shall have the meaning ascribed to such term in Section 3.13(a) hereof.

            "ERISA Affiliate" shall have the meaning ascribed to such term in
Section 3.13(a) hereof.

            "Estimated Net Designated Assets" shall have the meaning ascribed to such term in Section 1.6(a) hereof.

            "Excess Amount" shall have the meaning ascribed to such term in
Section 1.6(b) hereof.

            "Exchange Act" shall have the meaning ascribed to such term in
Section 3.6(b) hereof.

            "Excluded Assets" shall have the meaning ascribed to such term in
Section 2.4 hereof.

            "Financial Statements" shall have the meaning ascribed to such term in Section 3.7 hereof.

            "FTC" shall have the meaning ascribed to such term in Section 5.5(a) hereof.

            "GAAP" means U.S. generally accepted accounting principles, consistently applied throughout the periods presented in accordance with Seller's historical accounting policies and practices, including those set forth in Section 3.7 of the Disclosure Schedule.

            "Governmental Entity" shall have the meaning ascribed to such term in Section 3.6(b) hereof.

            "Guaranties" shall have the meaning ascribed to such term in Section
2.5 hereof.

            "HSR Act" shall have the meaning ascribed to such term in Section 3.6(b) hereof.

            "Indebtedness" shall mean (i) all indebtedness for borrowed money (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) and (ii) any other indebtedness that is evidenced by a note, bond, debenture or similar instrument, provided, however, that Indebtedness shall not include any indebtedness relating to capital lease obligations, including the lease obligations set forth on
Section 1.2 of the Disclosure Schedule.

            "Independent Accounting Firm" shall have the meaning ascribed to such term in Section 6.1(a)(ii) hereof.

            "Initial Cash Purchase Price" shall have the meaning ascribed to such term in Section 1.2 hereof.

            "Intellectual Property" means the following, in tangible or intangible form: (a) all inventions, discoveries, improvements, ideas, know-how, methodology, processes, and other proprietary technology, as well as all United States and foreign patents and patent applications (including reissues, continuations, continuations-in-part, divisions, renewals or extensions thereof); (b) all software, algorithms, source code, object code data structures, data bases and flow charts, and any customizations and modifications of the foregoing; (c) all copyrights and copyrightable works, including, but not limited to, mask works, writings, designs, or other original works of authorship and derivative works thereof (including those for which registration has been applied, which are registered, or which are unregistered); (d) all United States and foreign trademarks, service marks, trade names and other names, slogans and logos (including those for which registration has been applied, which are registered, or which are unregistered); (e) all trade secrets, including, but not limited to, confidential and other non-public information for which there exists a right in any jurisdiction to limit the use or disclosure thereof; and
(f) all Internet web sites, domain names, and registrations or applications for registration thereof.


            "Interest Rate" shall mean the interest from time to time announced by Bank of America as its base rate plus 500 basis points calculated on the basis of a 365-day year and charged for the actual number of days elapsed.

            "License Agreement" shall have the meaning ascribed to such term in
Section 2.1(b) hereof.

            "Liens" shall have the meaning ascribed to such term in Section 1.1 hereof.

            "Listed Agreements" shall have the meaning ascribed to such term in
Section 6.2(f) hereof.

            "Litigation" shall have the meaning ascribed to such term in Section
3.12 hereof.

            "Local Business Day" shall have the meaning ascribed to such term in
Section 12.3 hereof.

            "Material Adverse Effect" shall have the meaning ascribed to such term in Section 3.3 hereof.

            "Material Contracts" shall have the meaning ascribed to such term in
Section 3.15(a) hereof.

            "Net Designated Assets" shall have the meaning ascribed to such term in Section 1.6(a) hereof.

            "Non-Competition Agreement" shall have the meaning ascribed to such term in Section 2.1(c) hereof.

            "Notice of Disagreement" shall have the meaning ascribed to such term in Section 1.6(c) hereof.

            "NYSE" shall have the meaning ascribed to such term in Section 4.2(c) hereof.

            "Other Agreements" shall have the meaning ascribed to such term in
Section 2.1(e) hereof.

            "Pension Plan" shall have the meaning ascribed to such term in
Section 3.13(a) hereof.

            "Permitted Liens" shall have the meaning ascribed to such term in
Section 3.9 hereof.

            "Person" shall have the meaning ascribed to such term in Section
12.9 hereof.

            "Personal Property" shall have the meaning ascribed to such term in
Section 3.9 hereof.

            "Post-Closing Taxes" shall have the meaning ascribed to such term in
Section 6.1(b)(iv) hereof.

            "Pre-Closing Taxes" shall have the meaning ascribed to such term in
Section 6.1(b)(iv) hereof.

            "Pre-Closing Transactions" shall have the meaning ascribed to such term in section 5.9(b) hereof

            "Purchase Price" shall have the meaning ascribed to such term in
Section 1.6(e) hereof.

            "Real Property" shall have the meaning ascribed to such term in
Section 3.10 hereof.

            "Records" shall have the meaning ascribed to such term in Section 5.9(a) hereof.

            "Rules" shall have the meaning ascribed to such term in Section 1.6(c) hereof.

            "Securities Act" shall have the meaning ascribed to such term in
Section 4.5 hereof.

            "Seller" shall have the meaning ascribed to such term in the Preamble hereof.

            "Seller 401(k) Plan" shall mean the ALLTEL Corporation 401(k) Plan.

            "Seller Burdensome Condition" shall have the meaning ascribed to such Term in Section 5.5(b) hereof.

            "Seller Claims" shall have the meaning ascribed to such term in
Section 11.4 hereof.

            "Seller Indemnified Parties" shall have the meaning ascribed to such term in Section 11.4 hereof.

            "Seller Profit Sharing Plan" shall mean the ALLTEL Corporation Profit Sharing Plan.

            "Seller Representatives" shall have the meaning ascribed to such term in Section 5.2(b) hereof.

            "Seller Returns" shall have the meaning ascribed to such term in
Section 6.1(b)(i) hereof.

            "Seller's Trademarks and Logos" shall have the meaning ascribed to such term in Section 6.6 hereof.

            "Shares" shall have the meaning ascribed to such term in the Recitals hereto.

            "Statement" shall have the meaning ascribed to such term in Section 1.6(b) hereof.

            "Stockholder's Agreement" shall have the meaning ascribed to such term in Section 2.1(b) hereof.

            "Straddle Period Returns" shall have the meaning ascribed to such term in Section 6.1(b)(ii) hereof.

            "Straddle Statement" shall have the meaning ascribed to such term in
Section 6.1(b)(ii) hereof.

            "Subsidiary" means with respect to a specified person, any other person of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such specified person.

            "Subsidiary Shares" shall have the meaning ascribed to such term in
Section 3.5 hereof.

            "Target Designated Assets" shall have the meaning ascribed to such term in Section 1.2 hereof.

            "Tax" or "Taxes" shall have the meaning ascribed to such term in
Section 3.14(h) hereof.

            "Tax Indemnified Party" shall have the meaning ascribed to such term in Section 6.1(c)(iv) hereof.

            "Tax Indemnifying Party" shall have the meaning ascribed to such term in Section 6.1(c)(iv) hereof.

            "Tax Return" shall have the meaning ascribed to such term in Section 3.14(h) hereof.

            "Tax Third Party Claim" shall have the meaning ascribed to such term in Section 6.1(c)(iv) hereof.

            "Telecommunications Agreement" shall have the meaning ascribed to such term in Section 2.1(d) hereof.

            "Termination Date" shall have the meaning ascribed to such term in
Section 10.1(b) hereof.

            "Third-Party Claims" shall have the meaning ascribed to such term in
Section 11.6 hereof.

            "Transfer Taxes" shall have the meaning ascribed to such term in
Section 6.1(d) hereof.

            "Transferred Business Companies" means the Company and its Subsidiaries which are the subject of this Agreement.

            "Transition Agreements" shall have the meaning ascribed to such term in Section 2.1(a) hereof.

            "Vacation Entitlements" shall have the meaning ascribed to such term in Section 6.2(g) hereof.

            "Welfare Plan" shall have the meaning ascribed to such term in
Section 3.13(a) hereof.

            "Wind-down Period" shall have the meaning ascribed to such term in
Section 6.6 hereof.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the day and year first above written.


                              ALLTEL CORPORATION



                              By:
                                  ----------------------------------------------
                                       Name:
                                       Title:


                              FIDELITY NATIONAL FINANCIAL, INC.



                              By:
                                  ----------------------------------------------
                                       Name:
                                       Title: